                                                                    Exhibit 99.3

                                                               Execution Version

--------------------------------------------------------------------------------

                  THIRD AMENDED AND RESTATED FLOW MORTGAGE LOAN
                          SALE AND SERVICING AGREEMENT

                                     between

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                           as Seller and as Servicer,

                                       and

                           LEHMAN BROTHERS BANK, FSB,
                                  as Purchaser

                                February 1, 2006

                     Performing, Residential Mortgage Loans

--------------------------------------------------------------------------------

                                                                            Page

                                TABLE OF CONTENTS

SECTION 1.   DEFINITIONS.................................................      2
SECTION 2.   PURCHASE AND CONVEYANCE.....................................     15
SECTION 3.   MORTGAGE LOAN SCHEDULE......................................     16
SECTION 4.   PURCHASE PRICE..............................................     16
SECTION 5.   EXAMINATION OF MORTGAGE FILES...............................     16
SECTION 6.   DELIVERY OF MORTGAGE LOAN DOCUMENTS.........................     17
   Subsection 6.01  Possession of Mortgage Files.........................     17
   Subsection 6.02  Books and Records....................................     17
   Subsection 6.03  Delivery of Mortgage Loan Documents..................     18
SECTION 7.   REPRESENTATIONS, WARRANTIES AND COVENANTS; REMEDIES FOR
                BREACH...................................................     19
   Subsection 7.01  Representations and Warranties Regarding Individual
                       Mortgage Loans....................................     19
   Subsection 7.02  Seller and Servicer Representations..................     29
   Subsection 7.03  Remedies for Breach of Representations and
                       Warranties........................................     31
SECTION 8.   CLOSING CONDITIONS..........................................     33
SECTION 9.   CLOSING DOCUMENTS...........................................     34
   Subsection 9.01  Initial Closing Date.................................     34
   Subsection 9.02  Subsequent Closing Dates.............................     34
SECTION 10.  COSTS.......................................................     35
SECTION 11.  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS..............     35
   Subsection 11.01 Servicer to Act as Servicer; Subservicing............     35
   Subsection 11.02 Liquidation of Mortgage Loans........................     37
   Subsection 11.03 Collection of Mortgage Loan Payments.................     37
   Subsection 11.04 Establishment of Custodial Account; Deposits in
                       Custodial Account.................................     38
   Subsection 11.05 Withdrawals From the Custodial Account...............     39
   Subsection 11.06 Establishment of Escrow Account; Deposits in
                       Escrow Account....................................     41
   Subsection 11.07 Withdrawals From Escrow Account......................     41
   Subsection 11.08 Payment of Taxes, Insurance and Other Charges;
                       Collections Thereunder............................     42
   Subsection 11.09 Transfer of Accounts.................................     42
   Subsection 11.10 Maintenance of Hazard Insurance......................     42
   Subsection 11.11 Maintenance of Primary Mortgage Insurance Policy;
                       Claims............................................     43
   Subsection 11.12 Fidelity Bond; Errors and Omissions Insurance........     44
   Subsection 11.13 Title, Management and Disposition of REO Property....     44
   Subsection 11.14 Servicing Compensation...............................     46
   Subsection 11.15 Distributions........................................     46
   Subsection 11.16 Statements to the Purchaser..........................     46
   Subsection 11.17 Advances by the Servicer.............................     47
   Subsection 11.18 Assumption Agreements................................     48
   Subsection 11.19 Satisfaction of Mortgages and Release of Mortgage
                       Files.............................................     48
   Subsection 11.20 Annual Statement as to Compliance....................     49
   Subsection 11.21 Annual Independent Public Accountants' Servicing
                       Report............................................     49
   Subsection 11.22 Servicer Shall Provide Access and Information as
                       Reasonably Required...............................     49
   Subsection 11.23 Restoration of Mortgaged Property....................     49
   Subsection 11.24 Master Servicer......................................     50

                                                                            Page

   Subsection 11.25 Fair Credit Reporting Act............................     50
   Subsection 11.26 Compliance with Safeguarding Customer Information
                       Requirements......................................     51
   Subsection 11.27 BPP Mortgage Loans...................................     51
SECTION 12.  THE SERVICER................................................     51
   Subsection 12.01 Indemnification; Third Party Claims..................     51
   Subsection 12.02 Merger or Consolidation of the Servicer..............     52
   Subsection 12.03 Limitation on Liability of the Servicer and Others...     52
   Subsection 12.04 Seller and Servicer Not to Resign....................     53
SECTION 13.  DEFAULT.....................................................     53
   Subsection 13.01 Events of Default....................................     53
   Subsection 13.02 Waiver of Default....................................     54
SECTION 14.  TERMINATION.................................................     55
   Subsection 14.01 Termination..........................................     55
   Subsection 14.02 Termination of the Servicer Without Cause............     55
   Subsection 14.03 Successors to the Servicer...........................     55
SECTION 15.  NOTICES.....................................................     56
SECTION 16.  SEVERABILITY CLAUSE.........................................     57
SECTION 17.  NO PARTNERSHIP..............................................     58
SECTION 18.  COUNTERPARTS................................................     58
SECTION 19.  GOVERNING LAW...............................................     58
SECTION 20.  INTENTION OF THE PARTIES....................................     58
SECTION 21.  WAIVERS.....................................................     59
SECTION 22.  EXHIBITS....................................................     59
SECTION 23.  GENERAL INTERPRETIVE PRINCIPLES.............................     59
SECTION 24.  REPRODUCTION OF DOCUMENTS...................................     59
SECTION 25.  AMENDMENT...................................................     60
SECTION 26.  CONFIDENTIALITY.............................................     60
SECTION 27.  ENTIRE AGREEMENT............................................     60
SECTION 28.  FURTHER AGREEMENTS; TRANSFERS...............................     61
SECTION 29.  SUCCESSORS AND ASSIGNS......................................     61
SECTION 30.  NON-SOLICITATION............................................     62
SECTION 31.  PROTECTION OF CONSUMER INFORMATION..........................     63

                                    EXHIBITS

EXHIBIT 1    MORTGAGE LOAN DOCUMENTS
EXHIBIT 2    CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 3    UNDERWRITING GUIDELINES
EXHIBIT 4    FORM OF OFFICER'S CERTIFICATE
EXHIBIT 5    FORM OF LOST NOTE AFFIDAVIT
EXHIBIT 6    FORM OF MONTHLY REMITTANCE REPORT
EXHIBIT 7    FORM OF ACKNOWLEDGMENT AND CONVEYANCE AGREEMENT
EXHIBIT 8    FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER
EXHIBIT 9    FORM OF OPINION
EXHIBIT 10   FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 11   FORM OF ESCROW ACCOUNT CERTIFICATION

                  THIRD AMENDED AND RESTATED FLOW MORTGAGE LOAN
                          SALE AND SERVICING AGREEMENT

     THIS THIRD AMENDED AND RESTATED FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT (the "Agreement"), dated as of February 1, 2006, is hereby executed by and between LEHMAN BROTHERS BANK, FSB, a federally chartered savings bank, as purchaser (the "Purchaser"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as seller (the "Seller") and as servicer (the "Servicer").

                                   WITNESSETH:

     WHEREAS, the Seller, the Servicer and the Purchaser are parties to a Second Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement, dated as of June 1, 2005 (the "Existing Flow Agreement"), by and among the Seller, the Servicer and the Purchaser; and

     WHEREAS, the Seller, the Servicer and the Purchaser have determined to amend and restate the Existing Flow Agreement in its entirety; and

     WHEREAS, the Seller has agreed to sell from time to time to the Purchaser, and the Purchaser has agreed to purchase from time to time from the Seller, certain performing, conventional, residential, first lien mortgage loans (the "Mortgage Loans") as described herein on a servicing-retained basis, and which shall be delivered as whole loans as provided herein; and

     WHEREAS, the Mortgage Loans will be sold by the Seller and purchased by the Purchaser as pools or groups of whole loans, servicing retained (each, a "Mortgage Loan Package") on the various Closing Dates as provided herein; and

     WHEREAS, each of the Mortgage Loans will be secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule which will be annexed to an Acknowledgment and Conveyance Agreement (as defined herein) on the related Closing Date; and

     WHEREAS, the Purchaser, the Seller and the Servicer wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Seller and the Servicer agree that the Existing Flow Agreement is hereby amended and restated in its entirety as set forth in the heading and recitals hereto and as follows:

     SECTION 1. DEFINITIONS.

     For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below.

     Acknowledgment and Conveyance Agreement: The agreement, substantially in the form of Exhibit 7 hereto, to be prepared by the Purchaser and executed by the Seller and the Purchaser on each Closing Date.

     Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Interest Rate is adjusted periodically.

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

     Agency Transfer: An exchange of the Mortgage Loans for agency securities.

     Agreement: This Third Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

     ALTA: The American Land Title Association or any successor thereto.

     Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by a Qualified Appraiser or as otherwise determined in accordance with the Underwriting Guidelines at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

     Assignment and Assumption: An assignment and assumption of the Custodial Agreement, prepared by the Purchaser and executed by the Seller and the Purchaser on each Closing Date, assigning all of the Purchaser's rights as the "Servicer" thereunder to the Servicer.

     Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form and in blank, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

     Balloon Mortgage Loan: Any Mortgage Loan which by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date.

     BPP Addendum: With respect to any BPP Mortgage Loan, a Borrowers Protection Plan(R) addendum to the related Mortgage Note pursuant to which the Servicer agrees to cancel (i) certain payments of principal and interest on the related Mortgage Loan for up to twelve (12) months upon the disability or involuntary unemployment of the Mortgagor or (ii) the outstanding principal balance of such Mortgage Loan upon the accidental death of the Mortgagor, subject to the terms thereof. When used herein, a Mortgage Loan to which such BPP Addendum relates is a BPP Mortgage Loan, to the extent not so stated.

     BPP Fees: With respect to any BPP Mortgage Loan, any fees payable by a Mortgagor for the right to cancel any portion of principal or interest of a BPP Mortgage Loan pursuant to the terms of the related BPP Addendum.

     BPP Mortgage Loan: Any Mortgage Loan which includes a BPP Addendum, provided that such BPP Addendum has not been terminated in accordance with its terms.

     BPP Mortgage Loan Payment: With respect to any BPP Mortgage Loan, the Monthly Covered Amount or Total Covered Amount, if any, payable by the Servicer pursuant to Subsection 11.27.

     BPO: A broker's price opinion with respect to a Mortgaged Property.

     Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the state in which (i) the Servicer is located or (ii) the Custodial Account is maintained are authorized or obligated by law or executive order to be closed.

     Closing Date: The date or dates, set forth in the related Acknowledgment and Conveyance Agreement and/or Purchase Price and Terms Agreement, on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell the Mortgage Loans identified on the related Mortgage Loan Schedule attached thereto.

     CLTA: The California Land Title Association or any other successor thereto.

     Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

     Condemnation Proceeds: All awards, compensation and settlements in respect of a taking (whether permanent or temporary) of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

     Consumer Information: Information including but not limited to all personal information about the Mortgagors that is supplied to the Seller by or on behalf of the Mortgagors.

     Convertible Mortgage Loan: An Adjustable Rate Mortgage Loan that by its terms and subject to certain conditions allows the Mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

     Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

     Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

     Cooperative Loan Documents: With respect to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) the Seller's executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain of title from the mortgagee to the Seller with evidence of recording thereon (or in a form suitable for recordation).

     Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

     Cooperative Shares: Shares issued by a Cooperative Corporation.

     Cooperative Unit: A single family dwelling located in a Cooperative
Property.

     Custodial Account: As defined in Subsection 11.04.

     Custodial Account Certification: As defined in Subsection 11.04.

     Custodial Agreement: That certain Custodial Agreement between Purchaser and Custodian dated as of September 1, 1999.

     Custodian: U.S. Bank Trust National Association, or any successor under the Custodial Agreement.

     Customary Servicing Procedures: Procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account that are similar to the Mortgage Loans and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and the Fannie Mae Guides.

     Cut-off Date: With respect to each Mortgage Loan, the first day of the month of the related Closing Date as set forth in the related Acknowledgment and Conveyance Agreement and/or the related Purchase Price and Terms Agreement.

     Cut-off Date Principal Balance: The aggregate Stated Principal Balance of the Mortgage Loans as of the related Cut-off Date which is determined after the application, to the reduction of principal, of payments of principal due on or before the related Cut-off Date, whether or not collected (except with respect to Option ARM Mortgage Loans, in which case, to the extent collected, and of Principal Prepayments received before the related Cut-off Date.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Substitute Mortgage Loan in accordance with this Agreement.

     Determination Date: With respect to each Remittance Date, the 15th day (or, if such 15th day is not a Business Day, the following Business Day) of the month in which such Remittance Date occurs.

     Due Date: With respect to each Remittance Date, the first day of the calendar month in which such Remittance Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     Due Period: With respect to each Remittance Date, the period beginning on the second day of the month preceding the month of such Remittance Date, and ending on the first day of the month of such Remittance Date.

     Eligible Investments: Any one or more of the following obligations or securities:

          (i) obligations of or guaranteed as to principal and interest by Freddie Mac, Fannie Mae or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided, however, that such obligations of Freddie Mac or Fannie Mae shall be limited to senior debt obligations and mortgage participation certificates except that investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages shall not constitute Eligible Investments hereunder;

          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof;

          (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than ninety (90) days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than thirty (30) days) denominated in United States dollars of any United States depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "P-2" by Moody's Investors Service, Inc. and rated not lower than "A-2" by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.; and

          (v) a money market fund;

provided, however, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

     Escrow Account: As defined in Subsection 11.06.

     Escrow Account Certification: As defined in Subsection 11.06.

     Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, Primary Mortgage Insurance Policy premiums (if any), fire and hazard insurance premiums, flood insurance premiums, condominium charges and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

     Event of Default: Any one of the conditions or circumstances enumerated in Subsection 13.01.

     Fannie Mae: The entity formerly known as the Federal National Mortgage Association or any successor thereto.

     Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     Fidelity Bond: The fidelity bond required to be obtained by the Servicer pursuant to Subsection 11.12.

     FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

     First Remittance Date: With respect to each Mortgage Loan Package, the 18th day (or if such 18th day is not a Business Day, the Business Day immediately following such 18th day) of the month following the related Closing Date.

     Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.

     Freddie Mac Guide: The Freddie Mac Single Family Seller/Servicer Guide and all amendments or additions thereto.

     GAAP: Generally accepted accounting principles consistently applied.

     Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note and Mortgage which is added to the Index on each Adjustment Date in accordance with the terms of the Mortgage Note in order to determine the related Mortgage Interest Rate.

     Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating interest thereon.

     Initial Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date as provided in the related Mortgage Note.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     Interest Only Mortgage Loan: A Mortgage Loan that only requires payments of interest for a period of time specified in the related Mortgage Note.

     Lifetime Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum Mortgage Interest Rate which shall be as permitted in accordance with the provisions of the related Mortgage Note.

     Liquidation Proceeds: The proceeds received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

     Loan-to-Value Ratio: With respect to any Mortgage Loan as of any date of determination, the ratio, expressed as a percentage, the numerator of which is the outstanding principal balance of the Mortgage Loan at origination (or on such date, if a current Loan-to-Value Ratio is being calculated), and the denominator of which is the Appraised Value of the related Mortgaged Property.

     LTV: Loan-to-Value Ratio.

     Monthly Covered Amount: With respect to any BPP Mortgage Loan, the amount of any principal and interest due by a Mortgagor and cancelled for any month pursuant to the terms of the related BPP Addendum upon the disability or involuntary unemployment of such Mortgagor.

     Monthly Payment: With respect to any Mortgage Loan (other than an Option ARM Mortgage Loan), the scheduled payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date, which such payment may change on any Adjustment Date as provided in the related Mortgage Note and Mortgage for any Adjustable Rate Mortgage Loan. With respect to any Option ARM Mortgage Loan, the payment of interest and/or principal elected to be paid by a Mortgagor pursuant to the payment options under the related Mortgage Note on each Due Date which payment may change on any Due Date as provided in the related Mortgage Note.

     Mortgage: With respect to any Mortgage Loan that is not a Cooperative Loan, the mortgage, deed of trust or other instrument creating a first lien on the Mortgaged Property securing the Mortgage Note and, with respect to a Cooperative Loan, the related Security Agreement.

     Mortgage File: With respect to any Mortgage Loan, the items listed in
Exhibit 2 hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, including, but not limited to, the limitations on such interest rate imposed by the Initial Rate Cap, the Periodic Rate Cap/Floor and the Lifetime Rate Cap, if any.

     Mortgage Loan: Each mortgage loan sold, assigned and transferred pursuant to this Agreement and identified on the Mortgage Loan Schedule annexed to the related Acknowledgment and Conveyance Agreement, including, without limitation, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, any escrow accounts related to the Mortgage Loan and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.

     Mortgage Loan Documents: With respect to any Mortgage Loan, the documents listed in Exhibit 1 hereto.

     Mortgage Loan Package: The pool or group of whole loans purchased on a Closing Date, as described in the Mortgage Loan Schedule annexed to the related Acknowledgment and Conveyance Agreement.

     Mortgage Loan Remittance Rate: With respect to any Mortgage Loan, the annual rate of interest payable to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

     Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans annexed to the related Acknowledgment and Conveyance Agreement (and delivered in electronic format to the Purchaser), setting forth the following information with respect to each Mortgage Loan: (1) the Servicer's Mortgage Loan identifying number; (2) the Mortgagor's and Co-Mortgagor's (if applicable) names; (3) the street address of the Mortgaged Property, including the city, state, zip code, county, lot number, block number and section number;
(4) a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3-4 family dwelling, a manufactured home, a planned unit development, a townhouse, a unit in a condominium project, a Cooperative Property, a mixed-use property, land, or a non-residential property;
(5) a code indicating the loan is a fixed rate or Adjustable Rate Mortgage Loan (to be provided in accordance with Standard and Poor's loan type requirements-Field 14); (6) product description (to be provided in accordance with Standard and Poor's description categories-Field 7); (7) a code indicating the lien status of the Mortgage Loan; (8) the original months to maturity and the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (9) the LTV at origination; (10) the combined LTV at origination; (11) the Mortgage Interest Rate as of the Cut-off Date; (12) the payment and rate adjustment frequencies (if applicable); (13) the Index (if applicable); (14) the initial Adjustment Date (if applicable); (15) the initial payment Adjustment Date (if applicable);
(16) the next interest rate Adjustment Date (if applicable); (17) the next payment Adjustment Date (if applicable); (18) the Gross Margin (if applicable);
(19) the minimum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable); (20) Mortgage Interest Rate adjustment frequencies (if applicable);
(21) the maximum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable); (22) the Mortgage Interest Rate adjustment cap at the initial interest rate Adjustment Date (if applicable); (23) the Mortgage Interest Rate adjustment cap at all subsequent interest rate Adjustment Dates (if applicable);
(24) the Lifetime Rate Cap (if applicable); (25) the rounding provisions under the terms of the Mortgage Note (if applicable); (26) the lookback provisions (# of days) under the terms of the Mortgage Note (if applicable); (27) negative amortization indicator and limit; (28) the date on which the first payment is due; (29) the original term of the Mortgage Loan; (30) the stated maturity date;
(31) the amount of the Monthly Payment; (32) the annual payment cap expressed as a percentage (for Adjustable Rate Mortgage Loans only); (33) the next due date as of the Cut-off Date; (34) the original principal amount of the Mortgage Loan;
(35) the senior and subordinate balances (if applicable); (36) the closing date of the Mortgage Loan; (37) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; after deduction of payments of principal actually received on or before the Cut-off Date; (38) monthly payment histories on current and prior mortgages (24 months if available); (39) prior foreclosure history (for the past 24 months); (40) prior bankruptcy history (for the past 24 months); (41) the loan purpose code; (42) the occupancy code; (43) the loan documentation type, (to be provided in conformance with Standard and Poor's documentation categories - Field 5); (44) asset verification (purchase money loans only), (yes or no); (45) a code indicating the credit grade of the Mortgage Loan; (46) the debt to income ratio; (47) the Mortgagor's and co-Mortgagor's (if applicable) social security numbers; (48) the Mortgagor's and co-Mortgagor's (if applicable) original FICO score and the next generation FICO score for new credit scores; (49) the date of the FICO score; (50) the Mortgagor's mailing address if different from number
(3) above; (51) the Mortgagor's home telephone number; (52) the Mortgagor's business telephone number; (53) the purchase price of the Mortgaged Property (if a purchase); (54) the Appraisal date and the Appraised Value of the Mortgaged Property; (55) the Mortgagor's and co-Mortgagor's (if applicable) race; (56) the Mortgagor's and co-Mortgagor's (if applicable) gender; (57) the Mortgagor's and co-Mortgagor's (if applicable) date of birth; (58) the number of bedrooms; (59) rental income per unit; (60) the combined annual income; (61) the application date; (62) the broker's name; (63) the broker's firm name; (64) the appraiser's name; (65) the appraiser's firm name; (66) the settlement agent; (67) the origination channel (wholesale, retail, or correspondent); (68) flood insurance contract provider; (69) tax service contract provider; (70) number of units;
(71) as of date; (72) amortization term; (73) balloon flag; (74) prepayment penalty flag; (75) prepayment penalty term and prepayment penalty description (i.e., 6 months interest, set percentage of UPB); (76) payment history current loan; (77) payment history previous loan and all refinanced loans; (78) mortgage insurance provider, or code for LPMI; (79) mortgage insurance coverage percentage; (80) mortgage insurance cost; (81) mortgage insurance certificate number; (82) number of borrowers; (83) first time home buyer flag; (84) the year in which the Mortgaged Property was built; (85) the monthly tax and insurance payment; (86) the monthly servicing fee; (87) the escrow balance as of the Cut-off Date; (88) a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan; (89) with respect to each Interest Only Mortgage Loan, the duration of the related interest only period; (90) a code indicating the Appraisal Type (Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or AVM; (91) if the Appraisal Type in #90 is an AVM, then a description of the AVM type; (92) a code indicating whether the borrower(s) is self-employed (yes or no); (93) a section 32 flag and the origination points and or fees; (94) a code indicating if a loan is assumable (yes or no); (95) code indicating whether the borrower's assets were verified; (96) a code indicating whether the loan is a high cost or covered loan under applicable state/jurisdiction anti-predatory lending laws; (97) Annual Percentage Rate (APR) and (98) a code indicating whether the Mortgage Loan is an Option ARM Mortgage Loan. With respect to the Mortgage Loans on the Mortgage Loan Schedule in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the Cut-off Date Principal Balance; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; (iv) the weighted average months to maturity of the Mortgage Loans; (v) with respect to each Adjustable Rate Mortgage Loan, the weighted average Lifetime Rate Cap; and (vi) with respect to each Adjustable Rate Mortgage Loan, the weighted average Gross Margin.

     Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor, including any riders or addenda thereto.

     Mortgaged Property: With respect to each Mortgage Loan that is not a Cooperative Loan, the Mortgagor's real property securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a Residential

Dwelling. With respect to each Cooperative Loan, the Cooperative Shares allocated to a Cooperative Unit in the related Cooperative Corporation that were pledged to secure such Cooperative Loan and the related Proprietary Lease.

     Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

     Mortgagor: The obligor on a Mortgage Note, who is an owner of the Mortgaged Property and the grantor or mortgagor named in the Mortgage and such grantor's or mortgagor's successors in title to the Mortgaged Property.

     NAIC: The National Association of Insurance Commissioners or any successor organization.

     Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, a President or a Vice President of the Person on behalf of whom such certificate is being delivered.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller or the Servicer, reasonably acceptable to the Purchaser.

     Option ARM Mortgage Loan: An Adjustable Rate Mortgage Loan with an original term to maturity of not more than thirty (30) years and with respect to which the related borrower may choose a flexible payment option each month pursuant to the terms of the related Mortgage Note.

     OTS: The Office of Thrift Supervision or any successor thereto.

     Owner: As defined in Subsection 11.13.

     P&I Advance: As defined in Subsection 11.17.

     Periodic Rate Cap/Floor: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate, on any Adjustment Date as provided in the related Mortgage Note.

     Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable to Fannie Mae or Freddie Mac.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

     Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to this Agreement in exchange for the Mortgage Loans included in the related Mortgage Loan Package, as calculated pursuant to Section 4 and the related Purchase Price and Terms Agreement.

     Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement by and between the Seller and the Purchaser, prepared by the Purchaser substantially identical to the form delivered in connection with the purchase and sale of the Mortgage Loans on the initial Closing Date hereunder, setting forth the general terms, conditions and portfolio characteristics for each Mortgage Loan Package to be purchased hereunder as of the related Closing Date.

     Purchase Price Percentage: For each Mortgage Loan included in a Mortgage Loan Package, the percentage of par set forth in the related Purchase Price and Terms Agreement that is used to calculate the Purchase Price of the Mortgage Loans included in such Mortgage Loan Package.

     Purchaser: The Person listed as such in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement.

     Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of Fannie Mae or Freddie Mac and satisfied the requirements of Title XI of FIRREA.

     Qualified Depository: A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the long-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the long-term unsecured debt obligations of such holding company) are rated AA by Standard & Poor's Ratings Group or Aa by Moody's Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Seller) at the time any deposits are held on deposit therein.

     Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

     Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

     Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following such 18th day) of any month, beginning with the First Remittance Date.

     REO Disposition: The final sale by the Servicer of an REO Property.

     REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Subsection 11.13.

     REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed in lieu of foreclosure, as described in Subsection 11.13.

     Repurchase Price: With respect to any Mortgage Loan, an amount equal to (A) the Stated Principal Balance of such Mortgage Loan as of the date of repurchase plus (B) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from and including the last Due Date through which interest has been paid on behalf of the Mortgagor or advanced by the Servicer to the day prior to such date of repurchase, less amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan.

     Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project or (iv) a one-family dwelling in a planned unit development, except as set forth in the related Purchase Price and Terms Agreement, none of which is a Cooperative Property, mobile home or manufactured home.

     Securities: The securities issued in connection with a Securitization evidencing beneficial ownership interests in a trust the assets of which include the Mortgage Loans.

     Securitization: The transfer of the Mortgage Loans to a trust formed as part of a publicly issued and/or privately placed, rated securitization, including the issuance of the related Securities.

     Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

     Seller: Bank of America, National Association, a national banking association, or its successor in interest or any successor to the Seller under this Agreement appointed as herein provided.

     Servicer: Bank of America, National Association, a national banking association, or its successor in interest or any successor to the Servicer under this Agreement appointed as herein provided.

     Servicing Advances: All customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (d) payments made by the Servicer with respect to a Mortgaged Property pursuant to Subsection 11.08.

     Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of the product of (i) the applicable Servicing Fee Rate and
(ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Subsection 11.05) of related Monthly Payments collected by the Servicer, or as otherwise provided under Subsection 11.05.

     Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth on the related Mortgage Loan Schedule, or if not specified thereon, in the related Purchase Price and Terms Agreement.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Purchaser by the Servicer, as such list may be amended from time to time.

     Standard & Poor's: Standard & Poor's Rating Service, a division of the McGraw Hill Companies, Inc., or any successor thereto.

     Stated Principal Balance: As to each Mortgage Loan as to any date of determination, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to the principal portion of any Monthly Payments due on or before such date, whether or not received, (except with respect to Option ARM Mortgage Loans, in which case, to the extent received), as well as any Principal Prepayments received before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

     Substitute Mortgage Loan: A mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not materially greater or less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate, Gross Margin, Initial Rate Cap, Periodic Rate Cap/Floor and Lifetime Rate Cap equal to that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Subsection 7.01; (vi) be current in the payment of principal and interest; and (vii) be secured by a Mortgaged Property of the same type and occupancy status as secured the Deleted Mortgage Loan.

     Total Covered Amount: With respect to any BPP Mortgage Loan, the outstanding principal balance of the Mortgage Loan cancelled pursuant to the terms of the related BPP Addendum upon the accidental death of the related Mortgagor.

     Transfers: As defined in Section 28.

     Underwriting Guidelines: The underwriting guidelines of the Seller attached hereto as Exhibit 3, as may be updated and incorporated into Exhibit 3 from time to time by providing such updates to the Purchaser; provided, however, any such updates shall apply to the Mortgage Loans in the related Mortgage Loan Package which are subject to purchases and sales occurring after such updates.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not an Agency Transfer or a Securitization.

     SECTION 2. PURCHASE AND CONVEYANCE.

     On each related Closing Date, the Seller, simultaneously with the execution and delivery of the related Acknowledgment and Conveyance Agreement, in exchange for the payment of the applicable Purchase Price by the Purchaser, receipt of which is hereby acknowledged, hereby sells, transfers, assigns, sets over and conveys to the Purchaser, without recourse, but subject to the terms of this Agreement, all of its rights, title and interest in and to the Mortgage Loans in the related Mortgage Loan Package having an aggregate principal balance on the related Cut-off

Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loan Package accepted by the Purchaser on the related Closing Date, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein, but excluding any BPP Fees.

     With respect to each Mortgage Loan purchased, the Purchaser shall own and be entitled to receive: (a) all principal portion of all Monthly Payments due (or received in the case of the Option ARM Mortgage Loans) after the applicable Cut-off Date, (b) all other payments and/or recoveries of principal collected on or after the applicable Cut-off Date (provided, however, that all scheduled payments of principal due on or before the applicable Cut-off Date and collected by the Servicer after the applicable Cut-off Date shall, except in the case of the Option ARM Mortgage Loans, belong to the Seller), (c) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the applicable Cut-off Date) and (d) all BPP Mortgage Loan Payments payable by the Servicer pursuant to Subsection 11.27 with respect to scheduled principal and interest due after the applicable Cut-off Date.

     SECTION 3. MORTGAGE LOAN SCHEDULE.

     The Seller shall deliver the Mortgage Loan Schedule (which will be annexed to the related Acknowledgment and Conveyance Agreement) to the Purchaser at least two (2) Business Days prior to the related Closing Date.

     SECTION 4. PURCHASE PRICE.

     The Purchase Price shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to the adjustments as provided therein), multiplied by the aggregate Cut-off Date Principal Balance of the Mortgage Loans included in the related Mortgage Loan Package, plus accrued interest on the aggregate scheduled principal balance of the Mortgage Loan Package at the weighted average Mortgage Loan Remittance Rate from the related Cut-off Date through the day immediately prior to the related Closing Date, inclusive. The initial principal amount of the Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the related Cut-off Date, after application of scheduled payments of principal due on or before the related Cut-off Date, whether or not collected (except with respect to Option ARM Mortgage Loans, in which case, to the extent received). Subject to satisfaction or waiver of the conditions set forth in Section 8 hereof, the Purchaser shall pay the Purchase Price to the Seller by 4:00 p.m. Eastern Time on the related Closing Date. Such payment shall be made to the account designated by the Seller by wire transfer of immediately available funds.

     SECTION 5. EXAMINATION OF MORTGAGE FILES.

     In addition to any rights granted to the Purchaser hereunder to underwrite the Mortgage Loans and review the Mortgage Loan Documents prior to the related Closing Date, the Seller shall, prior to the related Closing Date, make the Mortgage Files available to the Purchaser for examination at the Seller's offices. Such examination may be made by the Purchaser or its designee, at its expense, at any reasonable time before the related Closing Date. Such underwriting by the Purchaser or its designee shall not impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's or any of its successors' rights to demand repurchase or other relief or remedy provided for in this Agreement.

     SECTION 6. DELIVERY OF MORTGAGE LOAN DOCUMENTS.

     Subsection 6.01 Possession of Mortgage Files.

     The contents of each Mortgage File required to be retained by the Servicer to service the Mortgage Loans pursuant to this Agreement and thus not delivered to the Purchaser or its designee are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer shall be permitted to maintain the Mortgage Files in imaged, rather than physical, form consistent with the requirements of Fannie Mae or Freddie Mac. The Servicer's possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, each Mortgage and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of the Purchaser in such custodial capacity only. The Mortgage File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Servicer's computer system to reflect clearly the ownership of such related Mortgage Loan by the Purchaser. The Servicer shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03 of this Agreement or if required under applicable law or court order. The Servicer shall deliver to the Purchaser physical copies of any documents in a Mortgage File reasonably requested by the Purchaser within five (5) Business Days after the date of such request at the expense of the Purchaser.

     Subsection 6.02 Books and Records.

     All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Servicer after the Cut-off Date on or in connection with a Mortgage Loan as provided in Section 2 shall be vested in the Purchaser, subject to this Agreement; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in

Section 2 shall be received and held by the Servicer in trust for the benefit of the Purchaser as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

     As more fully set forth in Section 20, it is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a purchase on the Purchaser's business records, tax returns and financial statements, and as a sale of assets on the Seller's business records, tax returns and financial statements.

     Subsection 6.03 Delivery of Mortgage Loan Documents.

     With respect to each Mortgage Loan, the Seller shall deliver and release to the Purchaser, its designee or the Custodian, (a) at least five (5) Business Days prior to the related Closing Date (or such later date as the Purchaser may reasonably request), the original Mortgage Note endorsed in blank and the original Assignment of Mortgage assigned in blank and (b) the other Mortgage Loan Documents no later than sixty (60) days following the related Closing Date, subject to the following paragraph. All documents shall be original documents or, in the case of Mortgage Loan Documents delivered for recording, either the original recorded documents or clerk-certified copies.

     In the event that such original or copy of any Mortgage Loan Document is not so delivered to the Purchaser or its designee within one hundred eighty
(180) days following the related Closing Date, and in the event that the Seller does not cure such failure within sixty (60) days after receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at a price and in the manner specified in Subsection 7.03. The foregoing repurchase obligation shall not apply in the event the Seller cannot cause the Servicer to deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall cause the Servicer instead to deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate of a servicing officer of the Servicer, confirming that such document has been accepted for recording and that the Servicer shall immediately deliver such document upon receipt; and, provided further, that if the Seller cannot cause the Servicer to deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified time for any reason within one hundred eighty (180) days after receipt of written notification of such failure from the Purchaser, the Seller shall repurchase the related Mortgage Loan at the price and in the manner specified in Subsection 7.03.

     To the extent received by it, the Servicer shall promptly forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement.

     SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS; REMEDIES FOR BREACH.

     Subsection 7.01 Representations and Warranties Regarding Individual Mortgage Loans.

     The Seller and, solely if specified below, the Servicer, hereby represent and warrant to the Purchaser that, as to each Mortgage Loan included in the related Mortgage Loan Package, as of the related Closing Date or such other date specified herein:

          (a) The information set forth in the Mortgage Loan Schedule annexed to the related Acknowledgment and Conveyance Agreement and the related Mortgage Loan Documents is true, correct and complete in all material respects.

          (b) There are no defaults by the Seller, the Servicer or any prior originator in complying with the terms of the Mortgage, and all taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.

          (c) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded in the applicable public recording office required by law or if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the related Mortgage Loan Schedule.

          (d) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.

          (e) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer generally acceptable to Fannie Mae, Freddie Mac and prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides and Freddie Mac Guide as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy. All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae or Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

          (f) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with; the Servicer maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Servicer's office during normal business hours upon reasonable advance notice.

          (g) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received on or after the related Cut-off Date and prior to the related Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default resulting from any action or inaction by the Mortgagor.

          (h) The Mortgage is a valid, existing, perfected and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable,
     (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (A) specifically referred to in the lender's title insurance policy, if any, delivered to the originator of the Mortgage Loan or (B) which do not adversely affect the Appraised Value of the Mortgaged Property and

     (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser. With respect to any Cooperative Loan, the Security Agreement is a valid, subsisting and enforceable first priority security interest on the related Cooperative Shares securing the Mortgage Note, subject only to (a) liens of the related residential Cooperative Corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential Cooperative Corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such Security Agreement.

          (i) The Mortgage Note, the related Mortgage and, in the case of a Cooperative Loan, the related Security Agreement, are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser.

          (j) All parties to the Mortgage Note, the Mortgage and, in the case of a Cooperative Loan, the related Security Agreement, had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

          (k) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

          (l) The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

          (m) With respect to each Mortgage Loan, (i) the Mortgage Loan is covered by an ALTA or CLTA lender's title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (ii) and (iii) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment,
     (ii) with respect to certain Refinanced Mortgage Loans, a title search has been done showing no lien (other than the exceptions contained in (h)(i), (ii) or (iii) above) on the related Mortgaged Property senior to the lien of the Mortgage or (iii) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where title insurance policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received. For each Mortgage Loan covered by a title insurance policy, (i) the Seller and its successors and assigns are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act and (ii) no claims have been made under such lender's title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy..

          (n) Other than Mortgage Loans delinquent less than thirty (30) days as of the related Cut-off Date (so long as delinquent Mortgage Loans are to be included in the related Mortgage Loan Package as agreed to by the parties pursuant to the related Purchase Price and Terms Agreement), there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.

          (o) There are no, and, as of the related Closing Date, neither the Seller nor the Servicer has received any notice of any, mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

          (p) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

          (q) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

          (r) Except with respect to Interest Only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loans identified on the related Mortgage Loan Schedule have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of the month. As to each Adjustable Rate Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down as provided in the Mortgage Note; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap. Each Mortgage Note evidencing a Mortgage Loan that is not both an Adjustable Rate Mortgage Loan and a Balloon Mortgage Loan requires a Monthly Payment which is sufficient to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate. Except with respect to Option ARM Mortgage Loans, each Mortgage Note evidencing an Adjustable Rate Mortgage Loan that is not a Balloon Mortgage Loan requires a Monthly Payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. Except with respect to Option ARM Mortgage Loans, no Mortgage Note evidencing an Adjustable Rate Mortgage Loan permits negative amortization. Interest on the Mortgage Note is calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise indicated on the Mortgage Loan Schedule, no Mortgage Loan is a Convertible Mortgage Loan.

          (s) There is no proceeding pending or, to the Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

          (t) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. To the best of the Seller's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law.

          (u) The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac.

          (v) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (h) above.

          (w) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac, and such appraisal complies with the requirements of FIRREA and, to the extent required in the Underwriting Guidelines with respect to mortgage loans of the same type as the Mortgage Loan, was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

          (x) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

          (y) The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature, nor does it contain any "buydown" provision which is currently in effect.

          (z) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

          (aa) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

          (bb) Each Mortgage Loan with an LTV at origination in excess of 80%, if any, will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to Fannie Mae or Freddie Mac at the time of origination, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae and Freddie Mac guidelines. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until the LTV of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser.

          (cc) As of the date of origination of the Mortgage Loan, (i) the Mortgaged Property is lawfully occupied under applicable law, (ii) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and (iii) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

          (dd) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

          (ee) All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, other than Mortgage Loans delinquent less than thirty (30) days as of the related Cut-off Date (so long as delinquent Mortgage Loans are to be included in the related Mortgage Loan Package as agreed to by the parties pursuant to the related Purchase Price and Terms Agreement), there are no material defaults under the terms of the Mortgage Loan and no Mortgage Loan has been thirty (30) days or more delinquent in the twelve (12) month period immediately prior to the related Cut-off Date.

          (ff) None of the Seller, the Servicer or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

          (gg) With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or which have been submitted for recording and not yet returned.

          (hh) Immediately prior to the payment of the related Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note. The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans. Following the sale of the Mortgage Loans, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement. After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loans and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loans, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

          (ii) Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

          (jj) The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner, which exceptions will have no material adverse effects on the Purchaser.

          (kk) With respect to a Mortgage Loan that is not a Cooperative Loan and is not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings (or underlying Cooperative Property, in the case of a Cooperative Loan), and except as set forth in the related Mortgage Loan Schedule, no residence or dwelling is a mobile home or manufactured dwelling. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes and, to the Seller's knowledge, since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes.

          (ll) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac eligibility requirements for sale to Fannie Mae or Freddie Mac, as the case may be, or is located in a condominium or planned unit development project which has received Fannie Mae or Freddie Mac project approval or as to which Fannie Mae's and Freddie Mac's eligibility requirements have been waived.

          (mm) The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

          (nn) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

          (oo) With respect to each Mortgage where a lost note affidavit has been delivered to the Purchaser or its designee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence. Each such lost note affidavit is substantially in the form attached hereto as
     Exhibit 5.

          (pp) No fraud was committed by the Seller or the Servicer or, to the Seller's or the Servicer's knowledge, any other person in connection with the origination of the Mortgage Loan.

          (qq) The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been acceptable to Fannie Mae and Freddie Mac.

          (rr) The Mortgagor is not in bankruptcy and is not insolvent, and neither the Seller nor the Servicer has any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Mortgage Loan.

          (ss) The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested by the Mortgagor under the Servicemembers Civil Relief Act.

          (tt) No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

          (uu) To the best of the Seller's knowledge, there exists no violation of any local, state or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has had or would have a material adverse effect on the market value of such Mortgaged Property. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue.

          (vv) No action, inaction, or event has occurred and no state of affairs exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, Primary Mortgage Insurance Policy (if any) or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

          (ww) With respect to any ground lease to which a Mortgaged Property may be subject: (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date;
     (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and, to the best of the Seller's knowledge, there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; and (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease.

          (xx) With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

          (yy) The Mortgage Loan characteristics set forth in Section 4 of the related Purchase Price and Terms Agreement are true and complete in all material respects.

          (zz) No Mortgage Loan is (i) covered by the Home Ownership and Equity Protection Act of 1994, as amended ("HOEPA"), (ii) in violation of any comparable state law or (iii) considered a "high cost" mortgage loan under
     Section 32 of HOEPA or a "high cost," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

          (aaa) There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003, which is a "high cost home loan" as defined under the Georgia Fair Lending Act.

          (bbb) No Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years after its origination. No Mortgage Loan originated before October 1, 2002 will impose a prepayment premium for a term in excess of five years after its origination.

          (ccc) The Servicer, in its capacity as servicer for each Mortgage Loan, has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

          (ddd) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Shares that are pledged as security for the Mortgage Loan are held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code).

          (eee) None of the Mortgage Loans are daily simple interest loans.

          (fff) No Mortgagor agreed to submit to mandatory arbitration to resolve any dispute arising out of or relating in any way to the Mortgage transaction.

          (ggg) None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies.

     Subsection 7.02 Seller and Servicer Representations.

     The Seller and the Servicer hereby represent and warrant to the Purchaser that, as to itself as of the related Closing Date:

          (a) It is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by it. It is an approved seller/servicer in good standing of conventional residential mortgage loans for Fannie Mae or Freddie Mac and is a HUD-approved mortgagee under Section 203 of the National Housing Act. It has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by it and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the Purchaser, evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with the terms of this Agreement.

          (b) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Closing Date.

          (c) The consummation of the transactions contemplated by this Agreement are in its ordinary course of business and will not result in the breach of any term or provision of its charter or by-laws or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.

          (d) Its transfer, assignment and conveyance of the Mortgage Notes and the Mortgages pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          (e) There is no action, suit, proceeding or investigation pending or, to its best knowledge, threatened against it which, either individually or in the aggregate, would result in any material adverse change in its business, operations, financial condition, properties or assets, or in any material impairment of its right or ability to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with its obligations contemplated herein, or which would materially impair its ability to perform under the terms of this Agreement.

          (f) It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

          (g) It acknowledges and agrees that the Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

          (h) It has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.

          (i) It is solvent and the sale of the Mortgage Loans will not cause it to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of its creditors.

          (j) It has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

          (k) None of this Agreement, the Mortgage Loan Schedule or the Mortgage Loan Documents furnished in connection with this transaction contain any untrue statement of fact by the Seller or the Servicer, or omits to state a fact, necessary to make the statements of the Seller or the Servicer herein or therein, in the light of the circumstances under which they were made, not materially misleading; provided, however, that the Purchaser acknowledges that it had the opportunity to dictate the contents of the Mortgage Loan Schedule and, therefore, the Seller and the Servicer shall not be liable for any omitted fields on the Mortgage Loan Schedule that were not requested by the Purchaser.

          (l) The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

     Subsection 7.03 Remedies for Breach of Representations and Warranties.

     It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by the Seller, the Servicer or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the interest of the Purchaser in or the value of the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

     Within sixty (60) days after the earlier of either discovery by or notice to either the Seller or the Servicer of any breach of a representation or warranty set forth in Subsections 7.01 or 7.02 which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest of the Purchaser therein, the Seller or the Servicer, as the case may be, shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured within sixty (60) day period, the Seller shall repurchase such Mortgage Loan or Mortgage Loans at the Repurchase Price. However, the Seller may, at its option and assuming that the Seller has a Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Substitute Mortgage Loan or Substitute Mortgage Loans; provided, however, that any such substitution shall be effected not later than ninety (90) days after the related Closing Date. If the Seller has no Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser, and acceptable to the Seller, and shall be accomplished by the Seller remitting to the Servicer the amount of the related Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date.

     At the time of repurchase of any deficient Mortgage Loan (or removal of any Deleted Mortgage Loan), the Purchaser and the Seller shall arrange for the assignment of the repurchased Mortgage Loan (or Deleted Mortgage Loan) to the Seller or its designee and the delivery to the Seller of any documents held by the Purchaser relating to the repurchased Mortgage Loan in the manner required by this Agreement with respect to the purchase and sale of such Mortgage Loan on the related Closing Date. In the event a deficient Mortgage Loan is repurchased, the Seller shall, simultaneously with its remittance to the Servicer for distribution to the Purchaser of such related Repurchase Price, give written notice to the Purchaser that such repurchase has taken place. Upon such repurchase, the related Mortgage Loan Schedule shall simultaneously be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

     As to any Deleted Mortgage Loan for which the Seller substitutes one or more Substitute Mortgage Loans, the Seller shall effect such substitution by delivering to the Purchaser for each Substitute Mortgage Loan the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by Subsection 6.03. The Seller shall remit to the Servicer for distribution the Monthly Payment due on each Substitute Mortgage Loan in the month following the date of such substitution. Monthly Payments due with respect to Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by it in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Substitute Mortgage Loan. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Substitute Mortgage Loan, as of the date of substitution, the covenants, representations and warranties set forth in Subsections 7.01 and 7.02.

     For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall, plus an amount equal to the aggregate of any P&I Advances made with respect to such Deleted Mortgage Loans, shall be remitted to the Servicer by the Seller for distribution by the Servicer to the Purchaser in the month of substitution.

     In addition to such cure, repurchase and substitution obligations, the Seller or the Servicer shall indemnify the Purchaser and hold it harmless against any out-of-pocket losses, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion by any third party that is based on or grounded upon, or resulting from, a breach of the Seller or the Servicer, as applicable, representations and warranties contained in this Agreement; provided, however, indemnification shall not be available for any economic losses of the Purchaser due to reinvestment losses, loss of investment income or any other special, indirect or consequential losses or damages.

     No action may be brought against the Seller or the Servicer, as applicable, relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 with respect to any Mortgage Loan unless and until (i) discovery of such breach by the Purchaser or notice thereof by the Seller or the Servicer to Purchaser, (ii) failure by the Seller or the Servicer, as applicable, to cure such breach, repurchase such Mortgage Loan as specified above, substitute a Substitute Mortgage Loan for such Mortgage Loan as specified above and/or indemnify the Purchaser and (iii) demand upon the Seller or the Servicer, as applicable, by the Purchaser for compliance with the terms of this Agreement.

     It is understood and agreed that the obligations of the Seller or the Servicer, as applicable, set forth in this Subsection 7.03 to cure, repurchase or substitute for a defective Mortgage Loan and/or to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a breach of the representations and warranties set forth in Subsections 7.01 and 7.02.

     SECTION 8. CLOSING CONDITIONS.

     The closing for the purchase and sale of each Mortgage Loan Package shall take place on the respective Closing Date. The closing shall be either by telephone, confirmed by letter or wire as the parties hereto shall agree, or conducted in person, at such place as the parties hereto shall agree.

     The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

     (a) the Seller shall have delivered to the Purchaser the related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis;

     (b) all of the representations and warranties of the Seller and the Servicer under this Agreement shall be true and correct as of the related Closing Date (or, with respect to Subsection 7.01, such other date specified therein) in all material respects and no event shall have occurred hereunder which, with notice or the passage of time or both, would constitute an Event of Default hereunder;

     (c) the Purchaser shall have received from the Purchaser's bailee or the Custodian an initial certification with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

     (d) the Purchaser shall have received in escrow all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories as required pursuant to the terms hereof; and

     (e) all other terms and conditions of this Agreement, the related Purchase Price and Terms Agreement and the related Acknowledgment and Conveyance Agreement to be satisfied by the Seller shall have been complied with in all material respects.

     Upon satisfaction of the foregoing conditions, the Purchaser shall pay to the Seller on such Closing Date the Purchase Price for the related Mortgage Loan Package, plus accrued interest pursuant to Section 4 of this Agreement.

     SECTION 9. CLOSING DOCUMENTS.

     Subsection 9.01 Initial Closing Date.

     On the initial Closing Date, the Seller and the Servicer shall deliver to its attorneys in escrow fully executed originals of:

     (a) this Agreement, executed by the Seller and the Servicer, including all exhibits;

     (b) an Officer's Certificate, in the form of Exhibit 4 hereto, for the Seller and the Servicer including all attachments thereto;

     (c) an Escrow Account Certification; and

     (d) a Custodial Account Certification.

     Subsection 9.02 Subsequent Closing Dates.

     The closing documents for the Mortgage Loans to be purchased on each Closing Date under this Agreement (including the initial Closing Date) shall consist of fully executed originals of the following documents:

     (a) the related Purchase Price and Terms Agreement;

     (b) the related Acknowledgment and Conveyance Agreement, including all annexes thereto;

     (c) the related Assignment and Assumption.;

     (d) upon request, an Officer's Certificate, in the form of Exhibit 4 hereto, for the Seller and the Servicer including all attachments thereto; provided, however, that such Officer's

Certificate shall not be required to be delivered by the Seller and the Servicer more than once in any calendar year; and

     (e) upon request, an opinion of in-house counsel for the Seller and the Servicer, substantially in the form of Exhibit 9 attached hereto; provided, however, that such opinion shall not be required to be delivered by the Seller and the Servicer more than once in any calendar year.

     SECTION 10. COSTS.

     The Seller shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. The Purchaser shall pay the cost of preparing and recording the Assignments of Mortgage (and, if any Assignment of Mortgage is missing, the reasonable cost of securing a copy of such Assignment of Mortgage). The Purchaser shall pay the Seller's cost of delivering the Mortgage Loan Documents for each related Closing Date to a location designated by the Purchaser (if other than the Custodian). All other costs and expenses incurred in connection with the sale of the Mortgage Loans by the Seller to the Purchaser, including without limitation the fees and expenses of the Custodian, all costs and expenses of the Seller, the Servicer and the Purchaser incurred in connection with any Transfer or further assignment of the Mortgage Loans and the Purchaser's attorneys' fees shall be paid by the Purchaser.

     SECTION 11. ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.

     Subsection 11.01 Servicer to Act as Servicer; Subservicing.

     The Servicer, as an independent contractor, shall service and administer the Mortgage Loans in accordance with this Agreement and Customary Servicing Procedures and the terms of the Mortgage Notes and Mortgages, and shall have full power and authority, acting alone or through subservicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer shall service the Mortgage Loans in accordance with the guidelines of the applicable governing agency and shall comply with all of the rules and regulations as set forth by each applicable agency. The Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder. Notwithstanding anything to the contrary, the Servicer may delegate any of its duties under this Agreement to one or more of its affiliates without regard to any of the requirements of this section; provided, however, that the Servicer shall not be released from any of its responsibilities hereunder by virtue of such delegation. The Mortgage Loans may be subserviced by one or more unaffiliated subservicers on behalf of the Servicer provided each subservicer is a Fannie Mae approved seller/servicer or a Freddie Mac approved seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of the subservicer from its own funds (provided that any such expenditures that would constitute Servicing

Advances if made by the Servicer hereunder shall be reimbursable to the Servicer as Servicing Advances), and the subservicer's fee shall not exceed the Servicing Fee.

     At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. If the Servicer's responsibilities and duties under this Agreement are terminated and if requested to do so by the Purchaser, the Servicer shall at its own cost and expense terminate the rights and responsibilities of the subservicer as soon as is reasonably possible. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the subservicer from the Servicer's own funds without reimbursement from the Purchaser.

     The Servicer shall be entitled to enter into an agreement with the subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving the subservicer shall be deemed to be between the subservicer and Servicer alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the subservicer including no obligation, duty or liability of the Purchaser to pay the subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when the subservicer has received such payment.

     Consistent with the terms of this Agreement and Customary Servicing Procedures, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, and the Servicer has the consent of the Purchaser) the Servicer shall not permit any modification with respect to any Mortgage Loan which would materially and adversely affect the Mortgage Loan, including without limitation, any modification that would change the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Initial Rate Cap (if applicable), the Periodic Rate Cap/Floor (if applicable) or the Gross Margin (if applicable), defer or forgive the payment of any principal or interest, change the outstanding principal amount (except for actual payments of principal), make any future advances or extend the final maturity date, as the case may be, with respect to such Mortgage Loan. Without limiting the generality of the foregoing, the Servicer in its own name or acting through subservicers or agents is hereby authorized and empowered by the Purchaser when the Servicer believes it appropriate and reasonable in its best judgment, to execute and deliver, on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Subsection 11.13.

     The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with all applicable laws, rules and regulations and shall provide to the Mortgagors any reports required to be provided to them thereby. The Purchaser shall furnish to the Servicer any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, if the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or waste, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser's expense. Upon completion of the inspection, the Servicer shall promptly provide the Purchaser with a written report of the environmental inspection. After reviewing the inspection, the Purchaser shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

     Subsection 11.02 Liquidation of Mortgage Loans.

     If any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. If any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Servicer shall commence foreclosure proceedings in accordance with Customary Servicing Procedures and the guidelines set forth by Fannie Mae or Freddie Mac. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances. If the portion of any Liquidation Proceeds or REO Disposition Proceeds allocable as a recovery of interest on any Mortgage Loan is less than the full amount of accrued and unpaid interest on such Mortgage Loan as of the date such proceeds are received, then the applicable Servicing Fees with respect to such Mortgage Loan shall be paid first and any amounts remaining thereafter shall be distributed to the Purchaser.

     Subsection 11.03 Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. Further, the Servicer will in accordance with Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, premiums for Primary Mortgage Insurance Policies (if any), and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     Subsection 11.04 Establishment of Custodial Account; Deposits in Custodial Account.

     The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the "Custodial Account"), titled "Bank of America, National Association, in trust for Lehman Brothers Bank, FSB as Purchaser of Mortgage Loans and various Mortgagors." Such Custodial Account shall be established with a Qualified Depository. In any case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer. The creation of the Custodial Account shall be evidenced by a certificate delivered by the Servicer (the "Custodial Account Certification") substantially in the form of Exhibit 10 hereto.

     The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date):

          (a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (b) all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate;

          (c) all Liquidation Proceeds;

          (d) all proceeds received by the Servicer under any title insurance policy, hazard insurance policy, Primary Mortgage Insurance Policy (if any) or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures;

          (e) all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures;

          (f) any amount required to be deposited in the Custodial Account pursuant to Subsections 11.15, 11.17 and 11.19;

          (g) any amount required to be deposited by the Servicer in connection with any REO Property pursuant to Subsection 11.13;

          (h) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Subsection 7.03, and all amounts required to be deposited by the

     Servicer in connection with shortfalls in principal amount of Substitute Mortgage Loans pursuant to Subsection 7.03;

          (i) with respect to each Principal Prepayment in full, an amount (to be paid by the Servicer out of its own funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment in full, equals one month's interest on the amount of principal so prepaid for the month of prepayment at the applicable Mortgage Loan Remittance Rate; provided, however, that the Servicer's aggregate obligations under this paragraph for any month shall be limited to the total amount of Servicing Fees actually received with respect to the Mortgage Loans by the Servicer during such month;

          (j) amounts required to be deposited by the Servicer in connection with the deductible clause of any hazard insurance policy; and

          (k) any BPP Mortgage Loan Payments payable by the Servicer pursuant to Subsection 11.27.

     The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees, BPP Fees and other ancillary fees need not be deposited by the Servicer in the Custodial Account.

     The Servicer may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Servicer for the benefit of the Purchaser, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (B) any other investment may mature on such Remittance Date if the Servicer shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Purchaser) and shall not be sold or disposed of prior to maturity. Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal by the Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

     Subsection 11.05 Withdrawals From the Custodial Account.

     The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

          (a) to make payments to the Purchaser in the amounts and in the manner provided for in Subsection 11.15;

          (b) to reimburse itself for P&I Advances, the Servicer's right to reimburse itself pursuant to this subclause (b) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser with respect to such Mortgage Loan, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 6.03 or 7.03, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 6.03 or 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

          (c) to reimburse itself for any unpaid Servicing Fees and for unreimbursed Servicing Advances, the Servicer's right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser unless the Seller is required to repurchase a Mortgage Loan pursuant to Subsection 6.03 or 7.03, in which case the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the related Repurchase Price pursuant to Subsection 6.03 or 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

          (d) to reimburse itself for unreimbursed Servicing Advances and for unreimbursed P&I Advances, to the extent that such amounts are nonrecoverable (as certified by the Servicer to the Purchaser in an Officer's Certificate) by the Servicer pursuant to subclause (b) or (c) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by a Seller pursuant to Subsection 7.03;

          (e) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Subsection 12.01;

          (f) to withdraw amounts to make P&I Advances in accordance with Subsection 11.17;

          (g) to pay to itself any interest earned or any investment earnings on funds deposited in the Custodial Account, net of any losses on such investments;

          (h) to withdraw any amounts inadvertently deposited in the Custodial Account; and

          (i) to clear and terminate the Custodial Account upon the termination of this Agreement.

     Subsection 11.06 Establishment of Escrow Account; Deposits in Escrow
Account.

     The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow Account"), titled "Bank of America, National Association, in trust for Lehman Brothers Bank, FSB as Purchaser of Mortgage Loans and various Mortgagors." The Escrow Account shall be established with a Qualified Depository. In any case, the Escrow Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer. The creation of the Escrow Account shall be evidenced by a certificate delivered by the Servicer (the "Escrow Account Certification") substantially in the form of Exhibit 11 hereto.

     The Servicer shall deposit in the Escrow Account on a daily basis, and retain therein: (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, (b) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property and (c) all amounts representing proceeds of any Primary Mortgage Insurance Policy (if any). The Servicer shall make withdrawals therefrom only in accordance with Subsection 11.07 hereof. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

     Subsection 11.07 Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account shall be made by the Servicer only (a) to effect timely payments of ground rents, taxes, assessments, premiums for Primary Mortgage Insurance Policies (if any), fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse the Servicer for any Servicing Advance made by Servicer pursuant to Subsection 11.08 hereof with respect to a related Mortgage Loan, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property, (f) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (h) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (i) to withdraw suspense payments that are deposited into the Escrow Account, (j) to withdraw any amounts inadvertently deposited in the Escrow Account, (k) to pay the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 11.06 or (l) to clear and terminate the Escrow Account upon the termination of this Agreement.

     Subsection 11.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of premiums for Primary Mortgage Insurance Policies (if any) and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. If a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments, subject to its ability to recover such Servicing Advances pursuant to Subsections 11.05(c), 11.05(d) and 11.07(b). No costs incurred by the Servicer or subservicers in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating remittances to the Purchaser, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     Subsection 11.09 Transfer of Accounts.

     The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository. Such transfer shall be made only upon providing notice to the Purchaser.

     Subsection 11.10 Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located by an insurer acceptable to Fannie Mae or Freddie Mac in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the National Flood Insurance Program, in an amount representing coverage not less than the lesser of (A) the minimum amount required under the terms of the coverage to compensate for any damage or loss to the Mortgaged Property on a replacement-cost basis (or the outstanding principal balance of the Mortgage Loan if replacement-cost basis is not available) or (B) the maximum amount of insurance available under the National Flood Insurance Program. The Servicer shall also maintain on REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Program, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either its insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac, and are licensed to do business in the state wherein the property subject to the policy is located.

     The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with Fannie Mae or Freddie Mac requirements.

     Subsection 11.11 Maintenance of Primary Mortgage Insurance Policy; Claims.

     With respect to each Mortgage Loan with a LTV in excess of 80%, the Servicer shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring the portion over 78% (or such other percentage in conformance with then current Fannie Mae requirements) until terminated pursuant to the Homeowners Protection Act of 1998, 12 USC Section 4901, et seq. or any other applicable federal, state or local law or regulation. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the LTV of such Mortgage Loan is reduced to an amount acceptable to Fannie Mae requirements. In the event that such Primary Mortgage Insurance Policy shall be terminated other than as required by law, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be a qualified insurer, the Servicer shall obtain from another qualified insurer a replacement Primary Mortgage Insurance Policy. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Subsection 11.18, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

     In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy (if any) in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Subsection 11.06, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy (if any) shall be deposited in the Escrow Account, subject to withdrawal pursuant to Subsection 11.07.

     Subsection 11.12 Fidelity Bond; Errors and Omissions Insurance.

     The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. These policies must insure the Servicer against losses resulting from fraud, theft, errors, omissions, negligence, dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. The Fidelity Bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.12 requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Guide, as amended or restated from time to time, as applicable, or in an amount as may be permitted to the Servicer by express waiver of Fannie Mae or Freddie Mac, as applicable. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such Fidelity Bond or a certificate evidencing the same with a statement that the Servicer shall endeavor to provide written notice to the Purchaser thirty (30) days prior to modification or any material change.

     Subsection 11.13 Title, Management and Disposition of REO Property.

     If title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer or its nominee, in either case as nominee, for the benefit of the Purchaser of record on the date of acquisition of title (the "Owner"). If the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer, at the expense of the Purchaser, from an attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

     The Servicer shall cause to be deposited on a daily basis in the Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 and the fees of any managing agent acting on behalf of the Servicer. Any disbursement in excess of $10,000 shall be made only with the written approval of the Purchaser. The Servicer shall make distributions as required on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

     The disposition of REO Property shall be carried out by the Servicer in accordance with the provisions of this Agreement and shall be made at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner. The Servicer shall be entitled to withdraw from the Custodial Account a fee of $1,500 for such REO Property to reimburse itself for services associated with managing the REO Property through its disposition. Upon the request of the Owner, and at the Owner's expense, the Servicer shall cause an appraisal of the REO Property to be performed for the Owner. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account and, as soon as practical thereafter, the expenses of such sale shall be paid, the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees, unreimbursed advances made pursuant to Subsection 11.17 and any appraisal performed pursuant to this paragraph and the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

     The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same within a three-year period (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

     Upon request, with respect to any REO Property, the Servicer shall furnish to the Owner a statement covering the Servicer's efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement).

     Subsection 11.14 Servicing Compensation.

     As compensation for its services hereunder, the Servicer shall be entitled to retain the Servicing Fee from interest payments actually collected on the Mortgage Loans. Additional servicing compensation in the form of assumption fees, late payment charges, prepayment penalties, BPP Fees, fees related to the disposition of REO Property and other ancillary income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

     Subsection 11.15 Distributions.

     On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the account designated in writing by the Purchaser of record on the preceding Record Date (i) all Monthly Payments due in the Due Period prior to such Remittance Date and received by the Servicer prior to the related Determination Date, plus (ii) all amounts, if any, which the Servicer is obligated to distribute pursuant to Subsection 11.17, plus (iii) any amounts attributable to Principal Prepayments received in the calendar month preceding the month in which the Remittance Date occurs, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayments in accordance with Subsection 11.04(i), minus (iv) all amounts that may be withdrawn from the Custodial Account pursuant to Subsections 11.05(b) through (e) minus (v) except in the case of Option ARM Mortgage Loans, any amounts (other than Principal Prepayments) attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the related Due Date.

     With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Bank of America, National Association, or its successor, as its prime lending rate, adjusted as of the date of each change, plus two percent (2%), but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day immediately preceding the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

     Subsection 11.16 Statements to the Purchaser.

     Not later than the tenth day of each calendar month, the Servicer shall forward to the Purchaser a statement, substantially in the form of Exhibit 6 and certified by a Servicing Officer, setting forth on a loan-by-loan basis: (a) the amount of the distribution made on such Remittance Date which is allocable to principal and allocable to interest; (b) the amount of servicing compensation received by the Servicer during the prior calendar month; and (c) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the preceding month. Such statement shall also include information regarding delinquencies on Mortgage Loans, indicating the number and aggregate principal amount of Mortgage Loans which are either one (1), two (2) or three (3) or more months delinquent and the book value of any REO Property. The Servicer shall submit to the Purchaser monthly a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the related Record Date and not previously reported. Such liquidation report shall be incorporated into the remittance report delivered to Purchaser in the form of Exhibit 6 hereto. Upon the written request of the Purchaser, the Servicer shall also provide such information as set forth above to the Purchaser in electronic form in the Servicer's standard format.

     The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority, the Mortgagor or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare federal income tax returns as the Purchaser may reasonably request from time to time.

     Subsection 11.17 Advances by the Servicer.

     On the Business Day immediately preceding each related Remittance Date, the Servicer shall either (a) deposit in the Custodial Account from its own funds an amount equal to (i) except in the case of Option ARM Mortgage Loans, the aggregate amount of all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and (ii) in the case of Option ARM Mortgage Loans, an amount equal to the aggregate amount of all scheduled payments of interest payable by the Mortgagor under the related Mortgage Note during the applicable Due Period, in each case, which were delinquent at the close of business on the immediately preceding Determination Date (each such advance, a "P&I Advance"), (b) cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Subsection 11.17, used by the Servicer in discharge of any such P&I Advance or (c) make P&I Advances in the form of any combination of (a) or (b) aggregating the total amount of advances to be made. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Servicer's obligation to make P&I Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of a Mortgage Loan, or through the last related Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to a Mortgage Loan; provided, however, that such obligation shall cease if the Servicer, in its good faith judgment, determines that such P&I Advances would not be recoverable pursuant to Subsection 11.05(d). The determination by the Servicer that a P&I Advance, if made, would be nonrecoverable, shall be evidenced by an Officer's Certificate of the Servicer, delivered to the Purchaser, which details the reasons for such determination. The Servicer shall not have any obligation to advance amounts in respect of shortfalls relating to the Servicemembers Civil Relief Act and similar state and local laws.

     Subsection 11.18 Assumption Agreements.

     The Servicer will use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note; provided that, subject to the Purchaser's prior approval, the Servicer shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto; provided, however, the Servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy. In connection with any such assumption, the outstanding principal amount, the Monthly Payment, the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Gross Margin (if applicable), the Initial Rate Cap (if applicable) or the Periodic Rate Cap/Floor (if applicable) of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased. If an assumption is allowed pursuant to this Subsection 11.18, the Servicer with the prior consent of the issuer of the Primary Mortgage Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

     Subsection 11.19 Satisfaction of Mortgages and Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will obtain the portion of the Mortgage File that is in the possession of the Purchaser or its designee, prepare and process any required satisfaction or release of the Mortgage and notify the Purchaser in accordance with the provisions of this Agreement. The Purchaser or its designee agrees to deliver to the Servicer the original Mortgage Note for any Mortgage Loan not later than five (5) Business Days following its receipt of a notice from the Servicer that such a payment in full has been received or that a notification has been received that such a payment in full shall be made. Such Mortgage Note shall be held by the Servicer, in trust, for the purpose of canceling such Mortgage Note and delivering the canceled Mortgage Note to the Mortgagor in a timely manner as and to the extent provided under applicable state law.

     If the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Servicer, upon written demand of the Purchaser, shall remit to the Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Fidelity Bond shall insure the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

     Subsection 11.20 Annual Statement as to Compliance.

     Within ninety (90) days after the Servicer's fiscal year end, beginning with the fiscal year end 2005, the Servicer will deliver to the Purchaser an Officer's Certificate stating that (a) a review of the activities of the Servicer during the preceding calendar year and if performance under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

     Subsection 11.21 Annual Independent Public Accountants' Servicing Report.

     Within ninety (90) days after the Servicer's fiscal year end, beginning with the fiscal year end 2005, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

     Subsection 11.22 Servicer Shall Provide Access and Information as Reasonably Required.

     The Servicer shall provide to the Purchaser, and for any Purchaser insured by FDIC or NAIC, the supervisory agents and examiners of FDIC and OTS or NAIC, access to any documentation regarding the Mortgage Loans which may be required by applicable regulations. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Servicer.

     In addition, the Servicer shall furnish upon request by the Purchaser, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and applicable regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Purchaser may require. The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     Subsection 11.23 Restoration of Mortgaged Property.

     The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Customary Servicing

Procedures. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (a) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

          (b) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

          (c) the Servicer shall verify that the Mortgage Loan is not in default; and

          (d) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

     If the Purchaser is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

     Subsection 11.24 Master Servicer.

     The Purchaser has designated Aurora Loan Services, Inc. ("Aurora") as its master servicer for the Mortgage Loans being sold by the Seller and purchased by the Purchaser from time to time pursuant to this Agreement. The Purchaser has empowered and given the authority to Aurora, in its capacity as the Purchaser's master servicer, to conduct and administer certain servicing and pool administration activities of the Servicer on the Purchaser's behalf. The parties hereto agree that this interaction between Aurora and the Servicer will occur when Aurora deals with the Servicer in its capacity of servicer of the Mortgage Loans pursuant to the terms hereof. The parties hereto expect that subsequent to the respective closings of the purchase and sale contemplated hereunder, representatives of Aurora will contact the Servicer (a) to discuss the reporting and remittance timing and requirements relative to the servicing/master servicing function and (b) to provide the Servicer with any forms which the Servicer will be required to produce in connection with the monthly reporting process.

     Subsection 11.25 Fair Credit Reporting Act.

     The Servicer, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

     Subsection 11.26 Compliance with Safeguarding Customer Information Requirements.

     The Servicer has implemented and shall maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time. The Servicer shall provide the Purchaser with information regarding such security measures upon the reasonable request of the Purchaser, which information shall include, but not be limited to, any audit reports, summaries of test results or equivalent measures taken by the Servicer and relating to the applicable Mortgage Loans with respect to its security measures, as agreed upon by the parties.

     Subsection 11.27 BPP Mortgage Loans.

     With respect to any BPP Mortgage Loan, the Servicer hereby agrees to deposit in the Custodial Account and remit to the Purchaser any BPP Mortgage Loan Payment due pursuant to a BPP Addendum. Any Monthly Covered Amount payable by the Servicer pursuant to this Subsection 11.27 shall be remitted to the Purchaser on or prior to the Remittance Date relating to the Determination Date immediately following the Due Date as to which such Monthly Covered Amount relates. Any Total Covered Amount payable by the Servicer pursuant to this Subsection 11.27 shall be remitted to the Purchaser on or prior to the Remittance Date relating to the Determination Date in the month following the month in which the cancellation to which such Total Covered Amount relates occurs. For the avoidance of any doubt, no duty of the Servicer to remit or advance funds hereunder (including, without limitation, Servicing Advances) shall include remittances or advances of or with respect to BPP Fees. Notwithstanding any provision in this Agreement to the contrary, in the event servicing is transferred from the Servicer, the BPP Addendum shall be of no further force and effect and the Servicer shall not have obligations to make BPP Mortgage Loan Payments or otherwise with respect to the BPP Addendum; provided, however, that the Servicer would be required to make any payments required under the BPP Addendum with respect to protected events that occur on or prior to the effective date of termination as set forth in the BPP Addendum.

     SECTION 12. THE SERVICER.

     Subsection 12.01 Indemnification; Third Party Claims.

     The Servicer agrees to indemnify and hold harmless the Purchaser against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and the Servicer shall assume (with the consent of the Purchaser, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees. The Servicer shall provide the Purchaser with a written report of all expenses and advances incurred by the

Servicer, if any, pursuant to this Subsection 12.01 and the Purchaser shall promptly reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Servicer to service the Mortgage Loans in accordance with the terms of this Agreement.

     Subsection 12.02 Merger or Consolidation of the Servicer.

     The Servicer will keep in full effect its existence, rights and franchises as a national banking association, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to substantially all of the business of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Subsection 12.03 Limitation on Liability of the Servicer and Others.

     The duties and obligations of the Servicer shall be determined solely by the express provisions of this Agreement, the Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Servicer. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in accordance with Customary Servicing Procedures and otherwise in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability resulting from any breach of any representation or warranty made herein, or from any liability specifically imposed on the Servicer herein; and, provided further, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Subsection 12.01, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

     Subsection 12.04 Seller and Servicer Not to Resign.

     Neither the Seller nor the Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer or the Seller, as the case may be, and the Purchaser or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the unilateral resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser, which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation or assignment shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Subsection 14.02.

     SECTION 13. DEFAULT.

     Subsection 13.01 Events of Default.

     In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

          (a) any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

          (b) failure by the Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

          (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer's property;

          (e) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

          (f) the Servicer shall cease to be qualified to do business under the laws of any state in which a Mortgaged Property is located, but only to the extent such qualification is necessary to ensure the enforceability of each Mortgage Loan and to perform the Servicer's obligations under this Agreement; or

          (g) the Servicer shall fail to meet the servicer eligibility qualifications of Fannie Mae or the Servicer shall fail to meet the servicer eligibility qualifications of Freddie Mac;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer, may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon receipt by the Servicer of such written notice from the Purchaser stating that it intends to terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Subsection 14.02. Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor's possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the Servicer's sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     Subsection 13.02 Waiver of Default.

     The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

     SECTION 14. TERMINATION.

     Subsection 14.01 Termination.

     The respective obligations and responsibilities of the Servicer, as servicer, shall terminate upon (a) the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Servicer), (b) the mutual consent of the Servicer and the Purchaser in writing or (c) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder, unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date pursuant to
Section 13. Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Purchaser's sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     Subsection 14.02 Termination of the Servicer Without Cause.

     Notwithstanding anything herein to the contrary, the Purchaser may terminate the obligations and responsibilities of the Servicer in its capacity as Servicer with respect to one or more Mortgage Loan Packages, without cause, upon payment to the Servicer of a termination fee equal to two percent (2.00%) of the aggregate outstanding principal balance of the Mortgage Loans included in such terminated Mortgage Loan Packages as of the date of such termination. In addition, the Purchaser shall reimburse the Servicer for any and all out-of-pocket costs incurred by the Servicer in connection with such termination; provided, however, that the Purchaser's reimbursement obligation for such out-of-pocket costs shall not exceed Fifty Dollars ($50.00) per Mortgage Loan. The termination fee provided for in this Subsection 14.02 shall be paid by the Purchaser within ten (10) Business Days of any such termination without cause by the Purchaser, and the Purchaser shall reimburse the Servicer for its out-of-pocket costs resulting from such termination within ten (10) Business Days following the Purchaser's receipt of an invoice for such costs.

     Subsection 14.03 Successors to the Servicer.

     Prior to the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Subsections 12.04, 13.01 or 14.01, the Purchaser shall, (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement or (b) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement upon such termination. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. If the Servicer's duties, responsibilities and liabilities under this Agreement shall be terminated pursuant to the aforementioned Subsections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned Subsections shall not become effective until a successor shall be appointed pursuant to this Subsection and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03, it being understood and agreed that the provisions of such Subsections 7.01 and 7.02 shall be applicable to the Seller notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to Subsections 12.04, 13.01 or 14.01 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation.

     The Servicer shall promptly deliver to the successor the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

     Upon a successor's acceptance of appointment as such, the Servicer shall notify by mail the Purchaser of such appointment.

     SECTION 15. NOTICES.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

     (a)  if to the Purchaser:

          Lehman Brothers Bank, FSB
          745 Seventh Avenue, Fifth Floor
          New York, New York 10019
          Attention: Brian Head

     (b)  if to the Seller:

          Bank of America, National Association
          201 North Tryon Street
          Charlotte, North Carolina 28255
          Attention: Secondary Marketing Manager

     (c)  if to the Servicer:

          Bank of America, National Association
          475 Crosspoint Parkway
          Getzville, New York 14068-9000
          Attention: Servicing Manager

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     SECTION 16. SEVERABILITY CLAUSE.

     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

     SECTION 17. NO PARTNERSHIP.

     Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

     SECTION 18. COUNTERPARTS.

     This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     SECTION 19. GOVERNING LAW.

     EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF NEW YORK OR ANY OTHER JURISDICTION.

     SECTION 20. INTENTION OF THE PARTIES.

     It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller and the Servicer shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

     It is not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (a) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (b) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller to the Purchaser of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

     SECTION 21. WAIVERS.

     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     SECTION 22. EXHIBITS.

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     SECTION 23. GENERAL INTERPRETIVE PRINCIPLES.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

     SECTION 24. REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party hereto in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 25. AMENDMENT.

     This Agreement may be amended from time to time by the Purchaser, the Seller and the Servicer by written agreement signed by the parties hereto.

     SECTION 26. CONFIDENTIALITY.

     Each of the Purchaser, the Seller and the Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party's employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such person's duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a Securitization of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party's rights under this Agreement.

     The Seller and the Servicer each shall comply with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any "nonpublic personal information" (as defined in the Privacy Laws) received by the Seller or the Servicer incidental to the performance of its obligations under this Agreement, including maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws. As used herein, "Privacy Laws" shall mean Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

     SECTION 27. ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement and understanding relating to the subject matter hereof between the parties hereto and any prior oral or written agreements between them shall be deemed to have merged herewith.

     SECTION 28. FURTHER AGREEMENTS; TRANSFERS.

     The Seller, the Servicer and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

     The Purchaser shall provide the Seller and the Servicer with at least ten
(10) days' prior written notice prior to effecting a Whole-Loan Transfer, Agency Transfer or Securitization (each, a "Transfer"). The Seller and the Servicer each agree to enter into additional documents, instruments or agreements as may be reasonably necessary to effect each Transfer; provided that the Seller and the Servicer shall have reasonable opportunity to review such documents. The parties also agree that the servicing provisions set forth in this Agreement may be altered in a manner reasonably acceptable to the Servicer if necessary to effect a Transfer (including, but not limited to, any changes required to satisfy rating agency requirements or the requirements of Fannie Mae or Freddie
Mac). If the Purchaser sells any Mortgage Loans as part of a Whole Loan Transfer, the Purchaser may assign this Agreement, to the extent it relates to those Mortgage Loans, to any subsequent purchaser pursuant to the provisions of
Section 29. Notwithstanding the foregoing, the Servicer shall not be required to service the Mortgage Loans for more than three (3) Persons at any time and shall not recognize any Transfer if following such Transfer more than three (3) Persons would be Purchasers hereunder. As used herein and in Section 29, the trust formed in connection with a Securitization shall be deemed to constitute a single "Person." All reasonable out-of-pocket costs actually incurred by the Seller or the Servicer, including reasonable attorney's fees and accountant's fees in connection with performing its obligations under this Section 28 with respect to a Transfer shall be reimbursed by the Purchaser upon demand therefor.

     With respect to any Mortgage Loans sold in a Transfer where the Servicer is the servicer, the Servicer agrees that on or before March 20th of each year beginning March 20, 2006, the Servicer shall deliver to the master servicer, the depositor and the trustee, and their officers, directors and affiliates, a certification in a form mutually agreed upon which is substantially similar to that attached as Exhibit 8 hereto, executed by the senior officer in charge of servicing at the Servicer for use in connection with any Form 10-K to be filed with the Securities and Exchange Commission with respect to the securitization trust so long as such certification is required pursuant to the terms of the Sarbanes-Oxley Act of 2002, as such may be in effect and amended from time to time.

     SECTION 29. SUCCESSORS AND ASSIGNS.

     This Agreement shall bind and inure to the benefit of and be enforceable by the initial Purchaser, the Seller and the Servicer, and the respective successors and assigns of the initial Purchaser, the Seller and the Servicer. The initial Purchaser and any subsequent Purchasers may assign this Agreement to any Person to whom any Mortgage Loan is transferred pursuant to a sale or financing upon prior written notice to the Servicer in accordance with the following paragraph; provided, however, that with respect to each Mortgage Loan Package, the Servicer shall not be required to service the Mortgage Loans for more than three (3) Persons at any time and shall not recognize any assignment of this Agreement to the extent that following such assignment more than three (3) Persons would be Purchasers hereunder. As used herein, all of the trusts formed in connection with a Securitization shall be deemed to constitute single "Person." Upon any such assignment and written notice thereof to the Servicer, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Mortgage Loans, shall be deemed to be a separate and distinct agreement between the Servicer and such purchaser, and a separate and distinct agreement between the Servicer and each other purchaser to the extent of the other related Mortgage Loan or Mortgage Loans.

     At least five (5) Business Days prior to the end of the month preceding the date upon which the first remittance is to be made to an assignee of the Purchaser, the Purchaser shall provide to the Servicer written notice of any assignment setting forth: (a) the Servicer's applicable Mortgage Loan identifying number for each of the Mortgage Loans affected by such assignment;
(b) the aggregate scheduled transfer balance of such Mortgage Loans; and (c) the full name, address and wiring instructions of the assignee and the name and telephone number of an individual representative for such assignee, to whom the Servicer should: (i) send remittances; (ii) send any notices required by or provided for in this Agreement; and (iii) deliver any legal documents relating to the Mortgage Loans (including, but not limited to, contents of any Mortgage File obtained after the effective date of any assignment).

     If the Purchaser has not provided the notice of assignment required by this
Section 29, the Servicer shall not be required to treat any other Person as a "Purchaser" hereunder and may continue to treat the Purchaser which purports to assign the Agreement as the "Purchaser" for all purposes of this Agreement.

     SECTION 30. NON-SOLICITATION.

     From and after the Closing Date, the Seller hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on its behalf, to personally, by telephone or mail, solicit a Mortgagor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Closing Date and the Seller shall not take any action to undermine these rights and benefits.

     Notwithstanding the foregoing, it is understood and agreed that the Seller:

          (a) may advertise its availability for handling refinancings of mortgages in its portfolio, including the promotion of terms it has available for such refinancings, through the sending of letters or promotional material, so long as it does not specifically target Mortgagors and so long as such promotional material either is sent to the mortgagors for all of the mortgages in the A-quality servicing portfolio of the Seller (those it owns as well as those serviced for others) or sent to all of the mortgagors who have specific types of mortgages (such as conventional fixed-rate or conventional adjustable-rate, or sent to those mortgagors whose mortgages fall within specific interest rate ranges;

          (b) may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available; and

          (c) may offer to refinance a Mortgage Loan made within thirty (30) days following receipt by it of a pay-off request from the related Mortgagor.

     Promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section 30.

     SECTION 31. PROTECTION OF CONSUMER INFORMATION.

     The Purchaser agrees that the Purchaser (i) shall not disclose Consumer Information to third parties except at the specific written direction of the Seller or the Servicer; provided, however, that the Purchaser may disclose Consumer Information to third parties in connection with secondary market transactions to the extent not prohibited by applicable law, (ii) shall maintain reasonable protection to protect Consumer Information from unauthorized access and (iii) shall immediately notify the Seller of any actual or suspected breach of the confidentiality of Consumer Information of which the Purchaser has knowledge.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Purchaser, the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

                                        LEHMAN BROTHERS BANK, FSB,

                                        as Purchaser


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BANK OF AMERICA, NATIONAL ASSOCIATION,
                                        as Seller and as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

    [Signature Page to Third Amended and Restated Flow Mortgage Loan Sale and
               Servicing Agreement, dated as of February 1, 2006]

                                    EXHIBIT 1

                             MORTGAGE LOAN DOCUMENTS

With respect to each Mortgage Loan, the Mortgage Loan Documents shall consist of the following:

          (a) the original Mortgage Note bearing all intervening endorsements, endorsed in blank and signed in the name of the Seller by an officer thereof together with any applicable original BPP Addendum or, if the original Mortgage Note has been lost or destroyed, a lost note affidavit substantially in the form of Exhibit 5 hereto;

          (b) the original Assignment of Mortgage with assignee's name left blank;

          (c) the original of any guarantee executed in connection with the Mortgage Note;

          (d) the original Mortgage with evidence of recording thereon, or if any such mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded mortgage, a photocopy of such mortgage certified by the Seller to be a true and complete copy of the original recorded mortgage;

          (e) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

          (f) the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, a photocopy of such intervening assignment of mortgage, certified by the Seller to be a true and complete copy of the original recorded intervening assignment of mortgage;

          (g) (i) the original mortgagee title insurance policy or attorney's opinion of title and abstract or a title commitment or title binder if an original title insurance policy has not been issued, or a duplicate copy of an original title insurance policy, including an Environmental Protection Agency Endorsement and, with respect to any Adjustable Rate Mortgage Loan, an adjustable-rate endorsement, (ii) with respect to certain Refinanced Mortgage Loans, a title search report or other evidence of title or (iii) in the case of any jurisdiction where title insurance policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdictions in lieu of title insurance;

          (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

          (i) a copy of any applicable power of attorney; and


                                       1-1

          (j) with respect to any Cooperative Loan, the applicable Cooperative Loan Documents.


                                       1-2

                                    EXHIBIT 2

                         CONTENTS OF EACH MORTGAGE FILE

     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items in physical or imaged form, unless otherwise disclosed to the Purchaser on the data tape, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to the
Purchaser:

          (a) Copies of the Mortgage Loan Documents.

          (b) Residential loan application.

          (c) Mortgage Loan closing statement.

          (d) Verification of employment and income, if required.

          (e) Verification of acceptable evidence of source and amount of down payment.

          (f) Credit report on Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

          (g) Residential appraisal report.

          (h) Photograph of the Mortgaged Property.

          (i) Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

          (j) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

          (k) Copies of all required disclosure statements.

          (l) If applicable, termite report, structural engineer's report, water potability and septic certification.

          (m) Sales Contract, if applicable.

          (n) The Primary Mortgage Insurance Policy or certificate of insurance or electronic notation of the existence of such policy, where required pursuant to the Agreement.

          (o) Evidence of electronic notation of the hazard insurance policy, and, if required by law, evidence of the flood insurance policy.


                                       2-1

                                    EXHIBIT 3

                             UNDERWRITING GUIDELINES

                             [Intentionally Omitted]


                                       3-1

                                    EXHIBIT 4

             FORMS OF SELLER'S AND SERVICER'S OFFICER'S CERTIFICATE

          I, [______________], hereby certify that I am a duly elected [______________] of Bank of America, National Association, a national banking association (the "Bank"), and further certify, on behalf of the Bank as follows:

          1. Attached hereto as Attachment I are a true and correct copy of the Articles of Association and by-laws of the Bank as are in full force and effect on the date hereof. No event has occurred which has affected the good standing of the Bank under the laws of the United States.

          2. No proceedings looking toward liquidation, dissolution or bankruptcy of the Bank or a merger pursuant to which the Bank would not be the surviving entity are pending or contemplated.

          3. Each person who, as an officer or attorney-in-fact of the Bank, signed (a) the Third Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement (the "Sale Agreement"), dated February 1, 2006, by and between the Bank, as seller and as servicer, and Lehman Brothers Bank, FSB, as purchaser, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Sale Agreement was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

          4. All of the representations and warranties of the Bank contained in Subsections 7.01 and 7.02 of the Sale Agreement were true and correct in all material respects as of the Closing Date.

          5. The Bank has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the Closing Date pursuant to the Sale Agreement.


                                       4-1

          All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name on this __th day of November, 2004.

                                        BANK OF AMERICA, NATIONAL
                                        ASSOCIATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

          I, ____________________, a _____________________ of Bank of America,
National Association, hereby certify that ____________________ is a duly elected, qualified and acting ____________________ of the Seller and the Servicer and that the signature appearing above is such person's genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name on this __th day of November, 2004.

                                        BANK OF AMERICA, NATIONAL
                                        ASSOCIATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                       4-2

                                    EXHIBIT 5

                           FORM OF LOST NOTE AFFIDAVIT

     ________________________________________, being first duly sworn upon oath deposes and states:

     That he/she is authorized by Bank of America, National Association ("B of A") to execute this Lost Note Affidavit on behalf of B of A. Notwithstanding anything contained herein, he/she shall have no personal liability pursuant to this Lost Note Affidavit.

     That the note dated ______________, executed by _______________ in the original principal sum of $____________, payable to the order of __________________ and secured by a mortgage (or deed of trust or other instrument creating a lien securing the Note (as defined below)) of even date on premises commonly known as ________________________________
____________________________, a copy of which is attached hereto as Exhibit A (the "Note") was lost and /or destroyed and the affiant herein has no knowledge of the location or whereabouts of said Note and said Note has not been paid, satisfied, transferred, assigned, pledged, or hypothecated in any way.

     NOW THEREFORE, for and in consideration of _______________and its successors and/or assigns, accepting a certified copy of the Note identified on Exhibit "A" in lieu of the original Note, B of A does hereby agree to defend, indemnify and hold harmless _________________________ its respective transferees, and their respective assigns (the "Indemnified") from and against any and all loss or damage, together with all reasonable costs, charges and expenses (whether or not a lawsuit is filed) (collectively, the "Loss") incurred as a result of the inability to enforce the Note in accordance with its terms due to the lack of an original Note or incurred by reason of any claim, demand, suit, cause of action or proceeding by a third party arising out of the Indemnified's inability to enforce the Note according to its terms or the inability to receive any related insurance proceeds due to the lack of an original Note by a third party. B of A shall pay any such Loss upon demand provided that B of A is notified of any such Loss in writing, after __________ or transferee becomes aware of same, at the following address: Bank of America, 201 North Tryon Street, 5th Floor, Charlotte, North Carolina 28255; Attention:
Secondary Marketing Manager; with copy to _______________________; Attention:
________________. B of A does hereby further agree that should the original Note ever be found by it, it will promptly notify _________________ or its respective transferees, or their respective assigns, as applicable, and upon receipt by B of A of the original Note, will endorse to _______________ or its designee or transferee, as applicable, without recourse, such original Note and promptly forward said Note to_______________ or its designee or transferee, as applicable. Upon receipt to the original Note by __________________ this indemnification agreement shall become null and void as to any loss accruing subsequent to ________________________'s receipt of such original Note, however, B of A shall remain liable as to any loss accruing on or prior to __________________'s receipt of such original Note.


                                       5-1

     Executed this _______ day of _________________, 200__.

                                        BANK OF AMERICA, NATIONAL
                                        ASSOCIATION


                                        By:
                                           -------------------------------------
                                        Witness:
                                                --------------------------------

     Subscribed and sworn to before me this _______ day of _________________, 200__.


----------------------------------------
Notary Public


                                       5-2

                                    EXHIBIT 6

                        FORM OF MONTHLY REMITTANCE REPORT

                             [Intentionally Omitted]


                                       6-1

                                    EXHIBIT 7

                 FORM OF ACKNOWLEDGMENT AND CONVEYANCE AGREEMENT

     This is an Acknowledgment and Conveyance Agreement delivered pursuant to that certain Third Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement, dated as of February 1, 2006 (the "Agreement"), between LEHMAN BROTHERS BANK, FSB, as purchaser (the "Purchaser"), BANK OF AMERICA, NATIONAL ASSOCIATION, as seller (the "Seller") and BANK OF AMERICA, NATIONAL ASSOCIATION, as servicer (the "Servicer"). All capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

     The Purchaser, the Servicer and the Seller hereby confirm that they have reached agreement on the purchase, sale and servicing of the Mortgage Loans described on the Mortgage Loan Schedule attached as Annex 1 hereto on the terms and conditions set forth in the Agreement (which terms and conditions are incorporated herein by this reference) and the Purchase Price and Terms Agreement, dated as of ___________ __, 200_ between the parties hereto.

     Accordingly, on this [___ day of _________, 200_], the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser without recourse, except as provided in the Agreement, and on a servicing retained basis, all right, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached as Annex 1 hereto, including all interest and principal received by the Seller on or with respect to the Mortgage Loans after the related Cut-off Date, together with all of the Seller's right, title and interest in and to each Custodial Account and all amounts from time to time credited to and the proceeds of such Custodial Account, all amounts from time to time credited to and the proceeds of any Escrow Account, any Liquidation Proceeds or Condemnation Proceeds, any REO Disposition Proceeds, the Seller's rights under any insurance policies related to the Mortgage Loans, the Primary Mortgage Insurance Policy related to each Mortgage Loan and all rights of the Seller thereunder, any Insurance Proceeds, the Seller's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing. Pursuant to Section 6 the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser.

     By its execution and delivery of this Acknowledgment and Conveyance Agreement, the Seller and the Servicer hereby represent and warrant to the Purchaser that each of the representations and warranties contained in Subsections 7.01 and 7.02 of the Agreement hereto is true and correct as of the date hereof (or such other date specified therein) with respect to the Seller and the Servicer (as applicable) and each of the Mortgage Loans listed on the Mortgage Loan Schedule attached as Annex 1 hereto.


                                       7-1

     By its execution and delivery of this Acknowledgment and Conveyance Agreement, the Servicer agrees that it shall service the Mortgage Loans on behalf of the Purchaser in accordance with the terms and conditions contained in the Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]


                                       7-2

     This Acknowledgment and Conveyance Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

                                        BANK OF AMERICA, NATIONAL
                                        ASSOCIATION, as Seller and Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        LEHMAN BROTHERS BANK, FSB, as Purchaser


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                       7-3

                                                                      Annex 1 to
                                         Acknowledgment and Conveyance Agreement

                             Mortgage Loan Schedule

                             [Intentionally Omitted]

                                    EXHIBIT 8

              FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER

     Re: [______________] (the "Trust"), Mortgage Pass-Through Certificates,
         Series [_____], issued pursuant to the Pooling and Servicing Agreement, dated as of [_____], 200[_] (the "Pooling and Servicing Agreement"), among [_____], as depositor (the "Depositor"), [_____], as trustee (the "Trustee"), [_____], as servicer (the "Servicer"), and [_____], as responsible party

          I, [identify the certifying individual], certify to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     1. The servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement has been so provided;

     2. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the annual compliance statement required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Servicer has fulfilled its obligation under the Pooling and Servicing Agreement; and

     3. All significant deficiencies relating to the Servicer's compliance with the minimum servicing standards for purpose of the report provided by an independent public accountant, after conducting a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, have been disclosed to such accountant.

                                        Date:
                                              ----------------------------------


                                        ----------------------------------------
                                        [Signature]
                                        [Title]


                                       8-1

                                    EXHIBIT 9

                           FORM OF OPINION OF COUNSEL

November __, 2004

Lehman Brothers Bank, FSB
745 7th Avenue, 5th Floor
New York, New York 10019

Ladies and Gentlemen:

          I am Assistant General Counsel to Bank of America Corporation and have acted as special counsel to Bank of America, National Association (the "Bank") in connection with the transactions referred to herein. In that capacity, I am familiar with the sale by the Bank of the Mortgage Loans pursuant to that certain Third Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement by and between the Bank, as Seller and as Servicer, and Lehman Brothers Bank, FSB, as Purchaser, dated as of February 1, 2006 (the "Sale Agreement"). Capitalized terms not otherwise defined herein have the meanings set forth in the Sale Agreement.

          In connection with rendering this opinion letter, I have examined the Sale Agreement and such other records and other documents as I have deemed necessary and relevant. As to matters of fact, I have examined and relied upon representations of the parties contained in the Sale Agreement and, where I have deemed appropriate, representations and certifications of officers of the Bank or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to me as copies. I have assumed that all parties, except for the Bank, had the corporate power and authority to enter into and perform all obligations under such documents, and, as to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the validity, binding effect and enforceability of such documents. I have not examined the Mortgages, the Mortgage Loan Documents or other documents in the Mortgage Files (such documents, collectively, the "Mortgage Documents"), and I express no opinion concerning the conformity of any of the Mortgage Documents to the requirements of the Sale Agreement.

          The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina and the federal laws of the United States of America, and no opinion is expressed herein as to the laws of any other jurisdiction. For purposes of these opinions, I have disregarded the choice of law provision in the Sale Agreement and, instead, have assumed that the Sale Agreement is governed exclusively by the internal, substantive laws and judicial interpretation of the State of North Carolina. I assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if I become aware of any facts that


                                       9-1
might change the opinions expressed herein after the date of this opinion. I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

          Based upon the foregoing, I am of the opinion that:

          1. The Bank is duly organized and validly existing as a national banking association in good standing under the federal laws of the United States and has the requisite power and authority, corporate or other, to own its own properties and conduct its own business, as presently conducted by it, and to enter into and perform its obligations under the Sale Agreement.

          2. The Bank has authorized the execution, delivery and performance of the Sale Agreement by all necessary corporate action and the Sale Agreement has been duly executed and delivered by the Bank.

          3. No consent, approval, authorization or order of any State of North Carolina or federal court or governmental agency or body is required for the execution, delivery and performance by the Bank of the Sale Agreement or the consummation by the Bank of the transactions contemplated by the terms of the Sale Agreement, except for those consents, approvals, authorizations or orders which previously have been obtained.

          4. The Sale Agreement constitutes the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, subject to the following:


          (a) This opinion is subject to the effect of applicable bankruptcy, insolvency, receivership, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights generally.

          (b) The opinion is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

          5. The consummation of the transactions contemplated by, and the performance by the Bank of any other of the terms of, the Sale Agreement, will not result in a breach of any term or provision of the articles of association or by-laws of the Bank or, to the best of my knowledge, conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any material indenture or other material agreement or instrument to which the Bank is a party of by which it is bound or any order of any State of North Carolina or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Bank.


                                       9-2

          6. To the best of my knowledge, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (a) asserting the invalidity of the Sale Agreement or (b) seeking to prevent the consummation of any of the transactions contemplated by the Sale Agreement, which might materially and adversely affect the performance by the Bank of its obligations under, or the validity or enforceability of, the Sale Agreement.

          This opinion letter is rendered for the sole benefit of the persons or entities to which it is addressed, and no other person or entity is entitled to rely hereon without my prior written consent. Copies of this opinion letter may note be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.

                                        Very truly yours,


                                        Mark T. Cain
                                        Assistant General Counsel


                                       9-3

                                   EXHIBIT 10

                     FORM OF CUSTODIAL ACCOUNT CERTIFICATION

                                                              _________ __, 2006

Bank of America, National Association hereby certifies that it has established the account described below as a Custodial Account pursuant to Subsection 11.04 of the Third Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement, dated February 1, 2006, Performing, Conventional, Residential Mortgage Loans.

Title of Account: "Bank of America, National Association, in trust for Lehman Brothers Bank, FSB, as Purchaser of Mortgage Loans and various Mortgagors."

Account Number: __________________________

Address of office or branch of
Bank of America, National Association
at which the Custodial Account is
maintained:                             475 Crosspoint Parkway
                                        Getzville, New York 14068-9000

                                        BANK OF AMERICA, NATIONAL ASSOCIATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      10-1

                                   EXHIBIT 11

                      FORM OF ESCROW ACCOUNT CERTIFICATION

                                                              _________ __, 2006

Bank of America, National Association hereby certifies that it has established the account described below as an Escrow Account pursuant to Subsection 11.06 of the Third Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement, dated February 1, 2006, Performing, Conventional, Residential Mortgage Loans.

Title of Account: "Bank of America, National Association, in trust for Lehman Brothers Bank, FSB, as Purchaser of Mortgage Loans and various Mortgagors."

Account Number: __________________________

Address of office or branch of
Bank of America, National Association
at which the Escrow Account is
maintained:                             475 Crosspoint Parkway
                                        Getzville, New York 14068-9000

                                        BANK OF AMERICA, NATIONAL ASSOCIATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      11-1

                                                                  EXECUTION COPY

                        REGULATION AB COMPLIANCE ADDENDUM
            TO THIRD AMENDED AND RESTATED FLOW MORTGAGE LOAN SALE AND
                              SERVICING AGREEMENT

                              (SERVICING-RETAINED)

     This Regulation AB Compliance Addendum (this "Reg AB Addendum"), dated as of February 23, 2006, by and between Lehman Brothers Bank. FSB (the "Purchaser") and Bank of America, National Association (the "Company"), to that certain Third Amended and Restated Flow Mortgage Loan Sale and Servicing, dated as of February 1, 2006, by and between the Company and the Purchaser (as amended, modified or supplemented, the "Agreement").

                                   WITNESSETH

     WHEREAS, the Company and the Purchaser have agreed to adopt an addendum to the Agreement to reflect the intention of the parties to comply with Regulation AB.

     NOW, THEREFORE, in consideration of the mutual promises and mutual obligations set forth herein, the Company and the Purchaser hereby agree as follows:

                                   ARTICLE I
                                  DEFINED TERMS

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The following terms shall have the meanings set forth below:

     Commission: The United States Securities and Exchange Commission.

     Company Information: As defined in Section 2.07(a).

     Depositor: With respect to any Securitization Transaction, the Person identified in writing to the Company by the Purchaser as depositor for such Securitization Transaction.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Securities Act: The Securities Act of 1933, as amended.

     Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

     Servicer: As defined in Section 2.03(c).

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB for which the Company is responsible in its capacity as Servicer as identified on Exhibit B hereto, provided that such Exhibit B as may be amended from time to time to reflect changes in Regulation AB.

     Sponsor: With respect to any Securitization Transaction, the Person identified in writing to the Company by the Purchaser as sponsor for such Securitization Transaction.

     Static Pool Information: Static pool information as described in Item 1l05(a)(l)-(3) and 1105(c) of Regulation AB.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item l122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

     Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions identified in Item 1122(d) of Regulation AB that are required to be performed by the Company under this Agreement or any Reconstitution Agreement.

     Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

                                   ARTICLE II
                          COMPLIANCE WITH REGULATION AB

     Section 2.01. Intent of the Parties; Reasonableness.

     The Purchaser and the Company acknowledge and agree that the purpose of
Article II of this Reg AB Addendum is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission and that the provisions of this Reg AB Addendum shall be applicable to all Mortgage Loans included in a Securitization Transaction closing on or after January 1, 2006, regardless whether the Mortgage Loans were purchased by the Purchaser from the Company prior to the date hereof. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

     The Purchaser and the Company also acknowledge and agree that Section 2.02(a)(i)-(v), Section 2.03(c), (e) and (f), Section 2.04, Section 2.05 and
Section 2.06 of this Reg AB Addendum shall only be applicable with respect to any Mortgage Loan if the Company (or Subservicer, if any) services such Mortgage Loan for a period following the closing date of a related Securitization Transaction. The Purchaser and the Company also acknowledge and agree that this Reg AB Addendum is intended to supplement the terms of the Agreement and, to the extent inconsistent, the rights and obligations under the Agreement shall continue to apply with respect to any Transfer (as defined in the Agreement) that is not covered by the definition of "Securitization Transfer" in this Reg AB Addendum.

     For purposes of this Reg AB Addendum, the term "Purchaser" shall refer to Lehman Brothers Bank, FSB and its successors in interest, assigns and designees. In addition, any notice or request that must be "in writing" or "written" may be made in mutually acceptable electronic format.

     Section 2.02. Additional Representations and Warranties of the Company.

     (a) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified in writing to the Company by the related Depositor of a type described in Item 1119 of Regulation AB.

     (b) If so requested in writing by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2.03, the Company shall use its reasonable best efforts within five (5) Business Days, but in no event later than ten (10) Business Days following such request, to confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

     Section 2.03. Information to Be Provided by the Company.

     In connection with any Securitization Transaction, the Company shall (i) use its best reasonable efforts to within five (5) Business Days, but in no event later than ten (10) Business Days, following written request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a),
(b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

     (a) If so requested in writing by the Purchaser or any Depositor with respect to any Securitization Transaction for which 20% or more of the Pool Assets of any particular loan group (measured by principal balance as of the related determination date) (or such other percentage specified in Item 1110 of Regulation AB for unaffiliated servicers) are originated by the Company, the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is reasonably requested for the purpose of compliance with Items 1103(a)(l), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include as applicable, at a minimum (so long as required by Regulation AB):

          (A) the originator's form of organization;

          (B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with
     Item 1110(b)(2) of Regulation AB;

          (C) a description of any legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer that would be material to securityholders; and

          (D) a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

               (1)  the Sponsor;
               (2)  the depositor;
               (3)  the issuing entity;
               (4)  any servicer;
               (5)  any trustee;
               (6)  any originator;
               (7)  any significant obligor;
               (8)  any enhancement or support provider; and
               (9)  any other material transaction party.

     (b) If so requested in writing by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information solely with respect to securitized pools of mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) that were included in securitizations that closed during the five (5) years preceding the closing date of the related Securitization Transaction and for which Banc of America Mortgage Securities, Inc. was the depositor. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each prior securitized pool shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in such prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

     Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

     If so requested in writing by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Reg AB Addendum), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to securitizations closed on or after January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

     (c) If so requested in writing by the Purchaser or any Depositor with respect to any Securitization Transaction for which 20% or more of the pool assets of any particular loan group (measured by principal balance as of the related determination date) (or such other percentage specified in Item 1108 of Regulation AB for unaffiliated servicers) are serviced by the Company and any Subservicer, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is reasonably requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

          (A) the Servicer's form of organization;

          (B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under the Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

               (1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing by the Servicer during the three-year period immediately preceding the related Securitization Transaction;

               (2) the extent of outsourcing the Servicer utilizes;

               (3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

               (4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

               (5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

          (C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under the Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

          (D) information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under the Agreement or any Reconstitution Agreement;

          (E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

          (F) a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

          (G) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

          (H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

     (d) If so requested in writing by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator that would be material to securityholders and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, but only to the extent that such affiliations or relationships do not include the Purchaser, Depositor or any of their respective affiliates as a party, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

     (e) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under the Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested in writing by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

     (f) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of the Agreement, if so requested in writing by the Purchaser or any Depositor, the Company shall provide such information reasonably available to the Company regarding the performance of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the servicer under this Agreement, commencing with the first such report due not less than ten Business Days following such request.

     Section 2.04. Servicer Compliance Statement.

     The Company shall deliver using best reasonable efforts on or before March 1, but in no event later than March 15, of each calendar year, commencing in 2007, to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

     Section 2.05. Report on Assessment of Compliance and Attestation.

     (a) The Company shall, by March 5 of each calendar year, commencing in 2007:

          (i) deliver to the Purchaser and any Depositor a report regarding the Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on Exhibit B hereto, which Exhibit B shall be incorporated into the Seller's servicing agreement for each Securitization Transaction;

          (ii) deliver to the Purchaser and any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

          (iii) cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 2.06(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, (each, a "Participating Entity"), to deliver to the Purchaser and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Section; and

          (iv) deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit A.

The Company acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

     (b) Each assessment of compliance provided by a Subservicer pursuant to
Section 2.05(a)(iii) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Reg AB Addendum or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 2.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2.06.

     Section 2.06. Use of Subservicers and Subcontractors.

     The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section.

     (a) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2.02, 2.03(c) and (e), 2.04, 2.05 and 2.07 of this Reg AB Addendum to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 2.03( d) of this Reg AB Addendum. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under
Section 2.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2.05 as and when required to be delivered.

     (b) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon written request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance reasonably satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB as determined by the Company and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph.

     As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 2.05 and 2.07 of this Reg AB Addendum to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 2.05, in each case as and when required to be delivered.

     Section 2.07. Indemnification; Remedies.

     (a) The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization
Transaction: each Sponsor; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

          (i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided under this Article II by or on behalf of the Company, or provided under this Article II by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the "Company Information"), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

          (ii) any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Article II, including any failure by the Company to identify pursuant to Section 2.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

          (iii) any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date.

     In the case of any failure of performance described in clause (a)(ii) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

     (b) (i) Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Article II, or any breach by the Company of a representation or warranty set forth in
Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under the Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

          (ii) Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Section 2.04 or 2.05, including any failure by the Company to identify pursuant to

     Section 2.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Company under the Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

          (iii) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of the Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

     Section 2.08. Additional Agreements.

     Notwithstanding any other provision of this Reg AB Addendum, the Company shall seek the consent of the Purchaser for the utilization of all third party service providers, including Subservicers and Subcontractors, when required by and in accordance with the terms of the Existing Agreement. In the event of a conflict between this Reg AB Addendum and any other document or agreement, including without limitation the Existing Agreement, this Reg AB Addendum shall control. This Reg AB Addendum shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     This Reg AB Addendum may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. This Amendment Reg AB will become effective as of the date first mentioned above, subject to Section
2.01 above. This Reg AB Addendum shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser. This Reg AB Addendum shall not be assigned, pledged or hypothecated by the Company to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. The Agreement as amended by this Reg AB Addendum may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Company.

                               [signatures follow]

     IN WITNESS WHEREOF, the Purchaser and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        LEHMAN BROTHERS BANK, FSB,
                                        as Purchaser


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BANK OF AMERICA, NATIONAL ASSOCIATION,
                                        as Company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

   [Signature Page to Regulation AB Compliance Addendum (servicing-retained)]

                                    EXHIBIT A

                          FORM OF ANNUAL CERTIFICATION

     Re: The [________] agreement dated as of [__], 200[__] (the "Agreement"), among [IDENTIFY PARTIES]

     I, ________________________________, the _____________________ of Bank of
America, National Association, certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

          (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and
     Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

          (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

          (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

          (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

          (5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the

     [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                        Date:

                                              ----------------------------------


                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT B

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

     The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria";

                                                                                     APPLICABLE
                                                                                      SERVICING
                                 SERVICING CRITERIA                                   CRITERIA
-------------------------------------------------------------------------------------------------
  REFERENCE                                  CRITERIA
-------------------------------------------------------------------------------------------------
                                 GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any                  X
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are outsourced to third           X
                   parties, policies and procedures are instituted to monitor the third party's performance and compliance with such
                   servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a    Not applicable
                   back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect           X
                   on the party participating in the servicing function
                   throughout the reporting period in the amount of coverage
                   required by and otherwise in accordance with the terms of the transaction agreements.

                                 CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate          X
                   custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor           X
                   or to an investor are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash            X
                   flows or distributions, and any interest or other fees
                   charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash                 X
                   reserve accounts or accounts established as a form of
                   overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
                   transaction agreements.

                                                                                     APPLICABLE
                                                                                      SERVICING
                                 SERVICING CRITERIA                                   CRITERIA
-------------------------------------------------------------------------------------------------
   REFERENCE                                 CRITERIA
-------------------------------------------------------------------------------------------------
1122(d)(2)(v)      Each custodial account is maintained at a federally insured            X
                   depository institution as set forth in the transaction
                   agreements. For purposes of this criterion, "federally
                   insured depository institution" with respect to a foreign
                   financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                   Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized          X
                   access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all                X
                   asset-backed securities related bank accounts, including
                   custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                   agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                   identification, or such other number of days specified in the transaction agreements.

                                 INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the             X
                   Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
                   Specifically, such reports (A) are prepared in accordance
                   with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C)
                   are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in                 X
                   accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two                X
                   business days to the Servicer's investor records, or such
                   other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree           X
                   with cancelled checks, or other form of payment, or custodial bank statements.

                                                                                     APPLICABLE
                                                                                      SERVICING
                                 SERVICING CRITERIA                                   CRITERIA
-------------------------------------------------------------------------------------------------
  REFERENCE                                  CRITERIA
-------------------------------------------------------------------------------------------------
                                     POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as              X
                   required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as                 X
                   required by the transaction agreements

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool             X
                   are made, reviewed and approved in accordance with any
                   conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in             X
                   accordance with the related mortgage loan documents are
                   posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in
                   accordance with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree              X
                   with the Servicer's records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's            X
                   mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                   accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans,          X
                   modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
                   requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during           X
                   the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for
                   example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

                                                                                     APPLICABLE
                                                                                      SERVICING
                                 SERVICING CRITERIA                                   CRITERIA
-------------------------------------------------------------------------------------------------
  REFERENCE                                  CRITERIA
-------------------------------------------------------------------------------------------------
1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage          X
                   loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as              X
                   escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the
                   transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable
                   mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or                  X
                   insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
                   been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to           X
                   be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within           X
                   two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are              X
                   recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item   Not applicable
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                   maintained as set forth in the transaction agreements.

                                        [BANK OF AMERICA, NATIONAL ASSOCIATION]
                                        [NAME OF SUBSERVICER]

                                        Date:
                                              ----------------------------------


                                        By:
                                              ----------------------------------
                                              Name:
                                              Title: